                   SUBJECT TO COMPLETION, DATED MAY 19, 1997
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED WITHOUT DELIVERY OF A FINAL PROSPECTUS SUPPLEMENT AND ACCOMPANYING PROSPECTUS. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS SUPPLEMENT                           FILED PURSUANT TO RULE 424(b)(3)
(TO PROSPECTUS DATED MAY 19, 1997)              REGISTRATION NO. 333-24373
                                  $337,970,000
                    CATERPILLAR FINANCIAL ASSET TRUST 1997-A

$ 88,000,000 CLASS A-1   % ASSET BACKED NOTES
$128,000,000 CLASS A-2   % ASSET BACKED NOTES
$108,100,000 CLASS A-3   % ASSET BACKED NOTES
$ 13,870,000 CLASS B     % ASSET BACKED NOTES

               CATERPILLAR FINANCIAL FUNDING CORPORATION, SELLER
              CATERPILLAR FINANCIAL SERVICES CORPORATION, SERVICER
                               -----------------

    Interest on the Class A-1     % Asset Backed Notes (the "CLASS A-1 NOTES"),
the Class A-2    % Asset Backed Notes (the "CLASS A-2 NOTES") and the Class A-3
   % Asset Backed Notes (the "CLASS A-3 NOTES"; together with the Class A-1
Notes and the Class A-2 Notes, the "CLASS A NOTES") and the Class B    % Asset
Backed Notes (the "CLASS B NOTES"; together with the Class A Notes, the "NOTES") issued by Caterpillar Financial Asset Trust 1997-A (the "TRUST" or the "ISSUER") will be payable monthly on or about the 25th day of each month (each, a "DISTRIBUTION DATE") commencing June 25, 1997. The Trust will also issue
$8,666,681    % Asset Backed Certificates (the "CERTIFICATES"), which
Certificates are not offered hereby. Principal on the Notes will be payable on each Distribution Date; PROVIDED, HOWEVER, that no principal payments in respect of (i) the Class A-2 Notes will be made until the Class A-1 Notes have been paid in full, (ii) the Class A-3 Notes will be made until the Class A-2 Notes have been paid in full and (iii) the Class B Notes will be made until the Class A-3 Notes have been paid in full. The final scheduled Distribution Date for the Class A-1 Notes will be the May 1998 Distribution Date, the final scheduled Distribution Date for the Class A-2 Notes will be the July 2000 Distribution Date and the final scheduled Distribution Date for

                                               (CONTINUED ON THE FOLLOWING PAGE)
                            ------------------------

    POTENTIAL INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH IN "RISK FACTORS" COMMENCING ON PAGE S-20 HEREIN AND ON PAGE 13 IN THE PROSPECTUS.

THE NOTES REPRESENT OBLIGATIONS OF THE ISSUER ONLY AND DO NOT REPRESENT
  OBLIGATIONS OF OR INTERESTS IN CATERPILLAR FINANCIAL FUNDING CORPORATION,
    CATERPILLAR FINANCIAL SERVICES CORPORATION, CATERPILLAR INC. OR ANY OF
      THEIR RESPECTIVE AFFILIATES. NEITHER THE SECURITIES NOR THE
      RECEIVABLES       ARE ISSUED OR GUARANTEED BY ANY GOVERNMENTAL
                                    AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
     THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE
      PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.

                                             PRICE TO           UNDERWRITING          PROCEEDS TO
                                             PUBLIC(1)            DISCOUNT           ISSUER(1)(2)
Per Class A-1 Note....................           %                    %                    %
Per Class A-2 Note....................           %                    %                    %
Per Class A-3 Note....................           %                    %                    %
Per Class B Note......................           %                    %                    %
Total.................................  $                    $                    $

(1)  Plus accrued interest, if any, from May   , 1997.
(2)  Before deducting expenses, estimated to be $693,000.
                            ------------------------

    The Notes are offered by the Underwriters, subject to prior sale, when, as and if issued to and accepted by them and subject to their right to reject orders in whole or in part. It is expected that delivery of the Notes will be made in book-entry form only through the Same Day Funds Settlement System of The Depository Trust Company, or through Cedel Bank, societe anonyme or the
Euroclear System, on or about May   , 1997 (the "CLOSING DATE").
                              -------------------
                       UNDERWRITERS OF THE CLASS A NOTES

MERRILL LYNCH & CO.
                           CREDIT SUISSE FIRST BOSTON
                                                                  UBS SECURITIES

                        UNDERWRITER OF THE CLASS B NOTES

                              MERRILL LYNCH & CO.
                                  ------------

            The date of this Prospectus Supplement is May   , 1997.

(CONTINUED FROM PRECEDING PAGE)

the Class A-3 Notes will be the May 2003 Distribution Date. The final scheduled Distribution Date for the Class B Notes will be the May 2003 Distribution Date. The actual payment in full of any Class of the Class A Notes or the Class B Notes could occur earlier than their respective final scheduled Distribution Dates. The rights of Class B Noteholders to receive distributions with respect to the Class B Notes will be subordinated to the rights of the Class A Noteholders to receive payments of interest on and principal of the Class A Notes to the extent described herein.

    The Certificates will bear interest at a rate of   % per annum. The rights
of the Certificateholders to receive distributions with the respect to the Certificates will be subordinated to the right of the Noteholders to receive payments of interest on and principal of the Notes to the extent described herein.

    The assets of the Trust will include a pool of fixed rate retail installment sales contracts (the "RECEIVABLES") secured by new and used machinery manufactured primarily by Caterpillar Inc. and certain monies due or received thereunder on or after May 1, 1997, which will be purchased by the Trust from the Seller on or prior to the date of the issuance of the Notes. The Seller will purchase the Receivables from Caterpillar Financial Services Corporation concurrently with the purchase by the Trust of the Receivables from the Seller. The Notes will be secured by the assets of the Trust.

    The Class A-3 Notes and the Class B Notes will be subject to prepayment in whole, but not in part, on any Distribution Date on which the Servicer exercises its option to purchase the Receivables when the Pool Balance is reduced to less than 10% of the Initial Pool Balance.

    The Issuer, a newly formed limited-purpose Delaware business trust, will generally be prohibited from incurring any indebtedness other than the Notes and its assets will include the Receivables, the Collection Account, the Class A Note Distribution Account, the Class B Note Distribution Account and the Reserve Account, as described herein.

    THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE NOTES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS. PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE NOTES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. TO THE EXTENT ANY STATEMENTS IN THIS PROSPECTUS SUPPLEMENT CONFLICT WITH STATEMENTS IN THE PROSPECTUS, THE STATEMENTS IN THIS PROSPECTUS SUPPLEMENT SHALL CONTROL.

    CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE NOTES, INCLUDING OVER-ALLOTMENT TRANSACTIONS, STABILIZING TRANSACTIONS, SYNDICATE COVERING TRANSACTIONS AND PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING" HEREIN.

    Upon receipt of a request by an investor, or his or her representative, within the period during which there is a prospectus delivery obligation, the Underwriters will transmit or cause to be transmitted promptly, without charge and in addition to any such delivery requirements, a paper copy of this Prospectus Supplement and a Prospectus or this Prospectus Supplement and a Prospectus encoded in an electronic format.

                             REPORTS TO NOTEHOLDERS

    Unless and until Definitive Notes are issued, periodic and annual unaudited reports containing information concerning the Receivables will be prepared by the Servicer and sent on behalf of the Trust only to Cede & Co. ("CEDE"), as nominee of The Depository Trust Company ("DTC"), and the registered holder of the Notes. See "Issuance of the Securities--Definitive Securities" and "--Book-Entry Registration" and "Description of the Transfer and Servicing Agreements--Reports to Securityholders" in the accompanying Prospectus. Such reports will not constitute financial statements that have been examined and reported upon by, with an opinion expressed by, an independent or certified public accountant. The Trust will file with the Securities and Exchange Commission (the "COMMISSION") such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the rules and regulations thereunder and as are otherwise agreed to by the Commission. Copies of such periodic reports may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                                SUMMARY OF TERMS

    The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Certain capitalized terms used in the summary are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Terms" or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus.

ISSUER.......................  Caterpillar Financial Asset Trust 1997-A (the "TRUST" or the
                               "ISSUER"), a Delaware business trust formed by the Seller
                               and the Owner Trustee pursuant to the Trust Agreement dated as of May 1, 1997 (the "TRUST AGREEMENT") between the Seller and the Owner Trustee, acting thereunder not in its
                               individual capacity but solely as Owner Trustee.
SELLER.......................  Caterpillar Financial Funding Corporation (the "SELLER"), a
                               Nevada corporation and a wholly-owned subsidiary of
                               Caterpillar Financial Services Corporation. The principal
                               executive offices of the Seller are located at Greenview
                               Plaza, 2950 East Flamingo Road, Suite C-3B, Las Vegas,
                               Nevada 89121 and its telephone number is (702) 735-2514.
SERVICER.....................  Caterpillar Financial Services Corporation (the "SERVICER"
                               or "CFSC"), a Delaware corporation and a wholly-owned
                               finance subsidiary of Caterpillar Inc.
INDENTURE TRUSTEE............  The First National Bank of Chicago, a national banking association, as indenture trustee under the Indenture (the
                               "INDENTURE TRUSTEE").
OWNER TRUSTEE................  Chase Manhattan Bank Delaware, a Delaware banking corporation, as owner trustee under the Trust Agreement (the
                               "OWNER TRUSTEE").
THE NOTES....................  Class A-1     % Asset Backed Notes (the "CLASS A-1 NOTES")
                               in the aggregate principal amount of $88,000,000.
                               Class A-2     % Asset Backed Notes (the "CLASS A-2 NOTES")
                               in the aggregate principal amount of $128,000,000.
                               Class A-3     % Asset Backed Notes (the "CLASS A-3 NOTES";
                               together with the Class A-1 Notes and the Class A-2 Notes, the "CLASS A NOTES") in the aggregate principal amount of
                               $108,100,000.
                               Class B     % Asset Backed Notes (the "CLASS B NOTES";
                               together with the Class A Notes, the "NOTES") in the
                               aggregate principal amount of $13,870,000.
                               The rights of Class B Noteholders to receive distributions with respect to the Class B Notes will be subordinated to
                               the rights of the Class A Noteholders to receive
                               distributions with respect to the Class A Notes to the
                               extent described herein.
                               The Notes will be issued by the Trust pursuant to an
                               Indenture to be dated as of May 1, 1997 (the "INDENTURE"), between the Issuer and the Indenture Trustee. The Notes will be secured by the assets of the Trust.
                               The Notes will be available for purchase in book-entry form only in minimum denominations of $1,000 and integral
                               multiples thereof. The Noteholders will not be entitled to receive Definitive Notes except in the limited circumstances described herein. See "Description of the Notes--General"
                               and "Issuance of the Securities--Definitive Securities" and
                               "--Book-Entry Registration" in the Prospectus.
THE TRUST....................  The Trust is a business trust established under the laws of the State of Delaware pursuant to the Trust Agreement. The activities of the Trust are limited by the terms of the
                               Trust Agreement to acquiring, owning and managing the
                               Receivables, issuing and making payments on the Notes and
                               the Certificates and other activities related thereto. The

                               Trust Property includes (i) the Receivables, (ii) all monies
                               (including accrued interest) due thereunder on or after the
                               Cut-off Date (as defined below), (iii) such amounts as from time to time may be held in one or more accounts established and maintained by the Servicer and the Seller pursuant to
                               the Sale and Servicing Agreement, as described below, (iv)
                               the security interests in the machinery financed by the
                               Receivables (the "FINANCED EQUIPMENT") and in certain other cross-collateralized equipment, (v) the rights to proceeds from claims on physical damage, credit life and disability insurance policies, if any, covering Financed Equipment or
                               Obligors, as the case may be, (vi) any proceeds of
                               repossessed Financed Equipment (less any repossession
                               expenses), (vii) the rights of the Seller under the Purchase
                               Agreement, (viii) the interest of the Seller in any proceeds from recourse to or other payments by Dealers with respect to Receivables, (ix) interest earned on short-term
                               investments made by the Trust and (x) any proceeds of the
                               foregoing.
                               In addition to the Notes, the Trust will also issue     %
                               Asset Backed Certificates (the "CERTIFICATES") in the
                               aggregate principal amount of $8,666,681. The Seller will
                               initially purchase the entire principal amount of the
                               Certificates. The Certificates represent fractional undi-
                               vided interests in the Trust and will be issued pursuant to the Trust Agreement. The Certificates are not offered
                               hereby.
RECEIVABLES..................  The Receivables will consist of fixed rate retail installment sales contracts ("INSTALLMENT SALES CONTRACTS")
                               secured by new and used machinery manufactured primarily by
                               Caterpillar including rights to receive certain payments
                               made with respect to such Installment Sales Contracts (the
                               "RECEIVABLES"). On or prior to the Closing Date, the Seller will purchase Receivables having an aggregate Principal
                               Balance of approximately $346,636,681 (the "INITIAL POOL
                               BALANCE") as of May 1, 1997 (the "CUT-OFF DATE") from CFSC pursuant to a Purchase Agreement to be dated as of May 1,
                               1997 (the "PURCHASE AGREEMENT"), between CFSC and the
                               Seller, and the Seller will sell the Receivables to the
                               Trust pursuant to a Sale and Servicing Agreement to be dated as of May 1, 1997 (the "SALE AND SERVICING AGREEMENT") among the Seller, the Servicer and the Trust.
                               The Receivables arise from loans originated in connection
                               with retail sales by dealers (the "DEALERS") of Financed
                               Equipment to retail purchasers (the "OBLIGORS") and are
                               either originated by CFSC, or acquired from such Dealers by
                               CFSC, in the ordinary course of CFSC's business. The
                               Receivables have been selected from the contracts owned by
                               CFSC based on the criteria specified in the Purchase
                               Agreement and described herein. See "The Receivables Pool"
                               herein. As of the Cut-off Date, the weighted average annual percentage rate of interest (the "APR") of the Receivables
                               (based on their respective Principal Balances (as defined
                               herein)) was approximately 8.47% (the "CUT-OFF DATE APR"), the weighted average remaining maturity (i.e., for each
                               Receivable, the period from but excluding the Cut-off Date to and including such Receivable's maturity date) of the
                               Receivables was approximately 42 months and the weighted
                               average original maturity of the Receivables was
                               approximately 48 months. As of the Cut-off Date, no Receiv-
                               able had a scheduled maturity later than the date which is twelve months prior to the May 2003 Distribution Date.

                               The "POOL BALANCE" at any time will represent the aggregate
                               Principal Balance of the Receivables at the end of the
                               preceding Collection Period, after giving effect to all
                               payments received from Obligors and Purchase Amounts
                               remitted by the Seller or the Servicer, as the case may be, for such Collection Period, and to all Realized Losses on
                               Liquidated Receivables during such Collection Period. The
                               "PRINCIPAL BALANCE" of a Receivable at any time means its
                               original principal balance, as reduced by principal payments applied in accordance with the actuarial method, calculated as of the Cut-off Date or as of the end of the preceding
                               Collection Period (as applicable). The Principal Balance of an Over-Rate Receivable reflects the unamortized purchase
                               premium paid by CFSC to Dealers.
TERMS OF THE NOTES...........  The principal terms of the Notes will be as described below:

A.  INTEREST PAYMENTS........  The Class A-1 Notes will bear interest at the rate of    %
                               per annum (the "CLASS A-1 NOTE RATE"), the Class A-2 Notes
                               will bear interest at the rate of     % per annum (the
                               "CLASS A-2 NOTE RATE"), the Class A-3 Notes will bear
                               interest at the rate of     % per annum (the "CLASS A-3 NOTE
                               RATE") and the Class B Notes will bear interest at the rate
                               of     % per annum (the "CLASS B NOTE RATE") (with respect
                               to the Class A-1 Notes, calculated on the basis of a 360 day year and the actual number of days elapsed, and with respect to the A-2 Notes and the A-3 Notes, in each case calculated on the basis of a 360-day year of twelve 30-day months).
                               Interest on the outstanding principal amount of the Notes
                               will accrue from and including the most recent Distribution
                               Date on which interest has been paid (or, in the case of the initial Distribution Date, from and including the Closing
                               Date) to but excluding the following Distribution Date and will be payable on the 25th day of each calendar month (or if any such date is not a business day, on the next
                               succeeding business day) (each, a "DISTRIBUTION DATE")
                               commencing June 25, 1997, to the holders of record of the
                               Class A-1 Notes (the "CLASS A-1 NOTEHOLDERS"), the holders of record of the Class A-2 Notes (the "CLASS A-2
                               NOTEHOLDERS"), the holders of record of the Class A-3 Notes
                               (the "CLASS A-3 NOTEHOLDERS"; together with the Class A-1
                               Noteholders and the Class A-2 Noteholders, the "CLASS A
                               NOTEHOLDERS") as of the related Record Date.
                               Interest on the Class B Notes will not be paid on any
                               Distribution Date until interest payments on the Class A
                               Notes have been paid in full. Subject to the foregoing,
                               interest on the Class B Notes will be paid on each
                               Distribution Date to the holders of record of the Class B
                               Notes (the "CLASS B NOTEHOLDERS"; together with the Class A
                               Noteholders, the "NOTEHOLDERS") as of the Record Date for
                               such Distribution Date.
                               Interest payments on the Notes will be generally derived
                               from (i) the Total Distribution Amount remaining after the payment of the Servicing Fee (if CFSC or an affiliate is not the Servicer) and the Administration Fee, and in the case of the Class B Notes, after the payments of interest on the
                               Class A Notes, and (ii) from the amount on deposit in the
                               Reserve Account. If the amount of interest on the principal amount of the Class A-1 Notes, the Class A-2 Notes and the
                               Class A-3 Notes payable on any Distribution Date exceeds the sum of such remaining portion of the Total Distribution
                               Amount and amounts on deposit in the Reserve Account, each of the Class A-1 Noteholders, the Class A-2 Noteholders and
                               the Class A-3 Noteholders will receive their ratable

                               share (based upon the total amount of interest due to such
                               Class A Noteholders) of the amount available to be
                               distributed in respect of interest on the Class A Notes.
                               With respect to any Distribution Date and the Notes, the
                               "RECORD DATE" is the calendar day immediately preceding each
                               Distribution Date (or, with respect to any Definitive Note, the last calendar day of the month preceding the month in
                               which such Distribution Date occurs).
                               Interest on the Certificates will only be paid on any
                               Distribution Date generally to the extent funds are
                               available following payment of the Servicing Fee, the
                               Administration Fee, distributions in respect of the Notes
                               and any required deposit to the Reserve Account. See
                               "Description of the Transfer and Servicing
                               Agreements--Distributions--DEPOSITS TO THE DISTRIBUTION
                               ACCOUNTS."

B.  PRINCIPAL PAYMENTS.......  Principal on the Notes will be payable on each Distribution
                               Date in an amount generally equal to the Principal
                               Distribution Amount (as defined below) for such Distribution
                               Date (to the extent of funds available therefor as described herein).
                               On each Distribution Date before the Distribution Date on
                               which the Class A-1 Notes have been paid in full, principal of the Class A-1 Notes will be payable in an amount
                               generally equal to the Principal Distribution Amount. On
                               each Distribution Date on and after the Distribution Date on which the Class A-1 Notes have been paid in full, principal of the Class A-2 Notes will be payable, until the Class A-2
                               Notes have been paid in full, in an amount equal to the
                               difference between (i) the Principal Distribution Amount for such Distribution Date, and (ii) the portion, if any, of the
                               Principal Distribution Amount applied on such Distribution
                               Date to reduce the outstanding principal amount of the Class
                               A-1 Notes to zero. On each Distribution Date on and after
                               the Distribution Date on which the Class A-1 Notes and the
                               Class A-2 Notes have been paid in full, principal of the
                               Class A-3 Notes will be payable, until the Class A-3 Notes have been paid in full, in an amount equal to the difference between (i) the Principal Distribution Amount for such
                               Distribution Date, and (ii) the portion, if any, of the
                               Principal Distribution Amount applied on such Distribution
                               Date to reduce the outstanding principal amount of the Class
                               A-1 Notes and/or Class A-2 Notes to zero.
                               On each Distribution Date on and after the Distribution Date on which the Class A Notes have been paid in full, principal of the Class B Notes will be payable, until the Class B
                               Notes have been paid in full, in an amount equal to the
                               difference between (i) the Principal Distribution Amount for such Distribution Date, and (ii) the portion, if any, of the
                               Principal Distribution Amount applied on such Distribution
                               Date to reduce the outstanding principal amount of the Class
                               A Notes to zero.
                               In addition, on each Distribution Date, the amount on
                               deposit in the Reserve Account in excess of the Specified
                               Reserve Account Balance for such Distribution Date shall be paid as principal of the Class A-1 Notes, until the Class
                               A-1 Notes are paid in full, then paid as principal of the
                               Class A-2 Notes, until the Class A-2 Notes have been paid in full, then paid as principal of the Class A-3 Notes, until the Class A-3 Notes have been paid in full, and then paid as principal of the Class B Notes,

                               until the Class B Notes have been paid in full. See
                               "Description of the Transfer and Servicing
                               Agreements--Distributions" and "--Reserve Account" herein.
                               No principal will be paid with respect to the Certificates until the Notes have been paid in full.
                               The outstanding principal amount, if any, of the Class A-1
                               Notes will be payable in full on the May 1998 Distribution
                               Date (the "CLASS A-1 NOTE FINAL SCHEDULED DISTRIBUTION
                               DATE"), the outstanding principal amount, if any, of the
                               Class A-2 Notes will be payable in full on the July 2000
                               Distribution Date (the "CLASS A-2 NOTE FINAL SCHEDULED
                               DISTRIBUTION DATE"), the outstanding principal amount, if
                               any, of the Class A-3 Notes will be payable in full on the
                               May 2003 Distribution Date (the "CLASS A-3 NOTE FINAL
                               SCHEDULED DISTRIBUTION DATE") and the outstanding principal amount, if any, of the Class B Notes will be payable in full on the May 2003 Distribution Date (the "CLASS B NOTE FINAL
                               SCHEDULED DISTRIBUTION DATE"), in each case from funds
                               available therefor (including amounts on deposit in the
                               Reserve Account). See "Description of the Transfer and
                               Servicing Agreements--Reserve Account" herein.

C.  OPTIONAL PREPAYMENT......  The Class A-3 Notes and the Class B Notes will be prepaid in whole, but not in part, at the Class A-3 Note Prepayment
                               Price and the Class B Note Prepayment Price, respectively, on any Distribution Date after the Class A-1 Notes and the
                               Class A-2 Notes have been paid in full, if the Servicer
                               exercises its option to purchase the Receivables, which
                               option may be exercised when the Pool Balance has been
                               reduced to 10% or less of the Initial Pool Balance. The
                               prepayment price for the Class A-3 Notes (the "CLASS A-3
                               NOTE PREPAYMENT PRICE") will equal the unpaid principal
                               balance of the Class A-3 Notes plus accrued and unpaid
                               interest thereon. The prepayment price for the Class B Notes
                               (the "CLASS B NOTE PREPAYMENT PRICE") will equal the unpaid principal balance of the Class B Notes, plus accrued and
                               unpaid interest thereon. See "Description of the Notes--The
                               Class A-2 Notes, the Class A-3 Notes and the Class B
                               Notes--OPTIONAL PREPAYMENT" herein and "Description of the
                               Notes--Principal and Interest on the Notes" and "Description
                               of the Transfer and Servicing Agreements--Termination" in
                               the Prospectus.

LIMITED RIGHTS...............  If an Event of Default occurs under the Indenture, the Class
                               B Noteholders will not have any right to direct or to
                               consent to any actions by the Indenture Trustee, including the sale of Receivables, until the Class A Notes have been paid in full, and if a Servicer Default occurs, the Class B
                               Noteholders will not have any right to direct or consent to removal of the Servicer until the Class A Notes have been
                               paid in full. See "Risk Factors--SUBORDINATION; LIMITED
                               ASSETS", "Description of the Notes--The Indenture--EVENTS OF
                               DEFAULT; RIGHTS UPON EVENT OF DEFAULT" and "Description of
                               the Transfer and Servicing Agreements-- Rights Upon Servicer
                               Default" and "--Waiver of Past Defaults" herein.

TERMS OF THE CERTIFICATES....  On the Closing Date, the Trust will issue Certificates in an aggregate principal amount of $8,666,681. The Seller will
                               initially purchase the entire principal amount of the
                               Certificates. The Certificates will bear interest at the
                               rate of     % per annum (the "CERTIFICATE RATE"). The


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                               rights of the Certificateholders to receive distributions
                               with respect to the Certificates will be subordinated to the rights of the Noteholders to receive distributions with
                               respect to the Notes to the extent described herein. See
                               "Description of the Certificates" herein.
PRIORITY OF DISTRIBUTIONS....  As more fully described in "Description of the Transfer and
                               Servicing Agreements--Distributions" herein, distributions of the Total Distribution Amount shall be made on each
                               Distribution Date in the following order of priority (except as described herein):
                               (i) to the Servicer (if CFSC or an affiliate is not the
                               Servicer), the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;
                               (ii) to the Administrator, the Administration Fee and all
                               unpaid Administration Fees from prior Collection Periods;
                               (iii) to the Class A Note Distribution Account, the Class A
                               Noteholders' Interest Distributable Amount;
                               (iv) to the Class B Note Distribution Account, the Class B
                               Noteholders' Interest Distributable Amount;
                               (v) to the Class A Note Distribution Account, the Class A-1
                               Noteholders' Principal Distributable Amount;
                               (vi) to the Class A Note Distribution Account, the Class A-2
                               Noteholders' Principal Distributable Amount;
                               (vii) to the Class A Note Distribution Account, the Class
                               A-3 Noteholders' Principal Distributable Amount;
                               (viii) to the Class B Note Distribution Account, the Class B
                               Noteholders' Principal Distributable Amount;
                               (ix) to the Servicer (if CFSC or an affiliate is the
                               Servicer), the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;
                               (x) to the Reserve Account, an amount equal to the excess of the Specified Reserve Account Balance (as defined below)
                               over the amount on deposit in the Reserve Account on such
                               Distribution Date;
                               (xi) to the Certificate Distribution Account, the
                               Certificateholders' Interest Distributable Amount;
                               (xii) to the Certificate Distribution Account, the
                               Certificateholders' Principal Distributable Amount; and
                               (xiii) to the Reserve Account, the remaining Total
                               Distribution Amount.
                               Notwithstanding the foregoing, if an Event of Default has
                               occurred and the maturity of the Notes has been accelerated, the Class A Noteholders of each Class of Class A Notes will be entitled to be paid principal pro rata on the basis of
                               the ratio of the principal amount of such Class A
                               Noteholder's Class A Note to the aggregate principal amount of the Class A Notes, and the Class B Noteholders and the
                               Certificateholders will not be entitled to receive any
                               distributions of interest or principal until the Class A
                               Notes have been paid in full.
                               Funds will be withdrawn from amounts on deposit in the
                               Reserve Account to the extent that the Total Distribution
                               Amount (after the payment of the Servicing Fee (if CFSC or an affiliate is not the Servicer) and the Administration
                               Fee) and the deposit of the Class B Noteholders' Interest
                               Distributable Amount in the Class B Note Distribution
                               Account with respect to any Collection Period is less than the
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                                      S-8
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                               Class A Noteholders' Distributable Amount, and funds in the amount of such deficiency will be deposited in the Class A
                               Note Distribution Account. In addition, funds will be
                               withdrawn from amounts on deposit in the Reserve Account to the extent that the portion of the Total Distribution Amount remaining after the payment of the Servicing Fee (if CFSC or an affiliate is not the Servicer) and the Administration Fee and the deposit of the Class A Noteholders' Distributable
                               Amount in the Class A Note Distribution Account is less than the Class B Noteholders' Distributable Amount, and funds in the amount of such deficiency will be deposited in the Class
                               B Note Distribution Account.
                               "CERTIFICATE BALANCE" equals, on the Closing Date,
                               $8,666,681 and, thereafter, equals $8,666,681, reduced by
                               all amounts allocable to principal previously distributed to
                               Certificateholders. The Certificate Balance shall also be
                               reduced on any Distribution Date by the excess, if any, of
                               (i) the sum of (A) the Certificate Balance and (B) the
                               outstanding principal amount of the Notes (in each case
                               after giving effect to amounts in respect of principal to be deposited in the Certificate Distribution Account, the Class
                               A Note Distribution Account and the Class B Note
                               Distribution Account on such Distribution Date), over (ii)
                               the sum of (A) the Pool Balance as of the close of business on the last day of the preceding Collection Period and (B)
                               the amount on deposit in the Reserve Account after giving
                               effect to any distributions therefrom on such Distribution
                               Date. Thereafter, the Certificate Balance shall be increased to the extent that any portion of the Total Distribution
                               Amount is available to pay the existing Certificateholders'
                               Principal Carryover Shortfall, but not by more than the
                               aggregate reductions in the Certificate Balance set forth in the preceding sentence.
                               "CERTIFICATEHOLDERS' DISTRIBUTABLE AMOUNT" means, with
                               respect to any Distribution Date, the sum of (i) the
                               Certificateholders' Principal Distributable Amount and (ii)
                               the Certificateholders' Interest Distributable Amount.
                               "CERTIFICATEHOLDERS' INTEREST CARRYOVER SHORTFALL" means,
                               with respect to any Distribution Date, the sum of (i) the
                               excess, if any, of (A) the sum of (1) the
                               Certificateholders' Monthly Interest Distributable Amount
                               for the preceding Distribution Date and (2) any outstanding
                               Certificateholders' Interest Carryover Shortfall on such
                               preceding Distribution Date, over (B) the amount in respect of interest that is actually deposited in the Certificate
                               Distribution Account on such preceding Distribution Date,
                               and (ii) interest on such excess, to the extent permitted by law, at the Certificate Rate.
                               "CERTIFICATEHOLDERS' INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the sum of the
                               Certificateholders' Monthly Interest Distributable Amount
                               for such Distribution Date and the Certificateholders'
                               Interest Carryover Shortfall for such Distribution Date.
                               "CERTIFICATEHOLDERS' MONTHLY INTEREST DISTRIBUTABLE AMOUNT"
                               means, with respect to any Distribution Date, an amount
                               equal to the aggregate interest accrued on the Certificates at the Certificate Rate from and including the preceding
                               Distribution Date (or from and including the Closing Date in the case of the initial Distribution Date) to but excluding such Distribution Date (based on a 360-day year of twelve
                               30-day months).
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                                      S-9
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                               "CERTIFICATEHOLDERS' MONTHLY PRINCIPAL DISTRIBUTABLE AMOUNT"
                               means, with respect to any Distribution Date on or after the
                               Distribution Date on which the principal amounts of the
                               Class A Notes and the Class B Notes are reduced to zero, the
                               Principal Distribution Amount (less the portion thereof, if any, applied on such Distribution Date to reduce the
                               principal amount of the Class A Notes and the Class B Notes to zero, which shall be deposited into the Class A Note
                               Distribution Account and the Class B Note Distribution
                               Account, as applicable).
                               "CERTIFICATEHOLDERS' PRINCIPAL CARRYOVER SHORTFALL" means, as of the close of any Distribution Date, the sum of (i) the excess, if any, of (A) the sum of (1) the
                               Certificateholders' Monthly Principal Distributable Amount
                               and (2) any outstanding Certificateholders' Principal
                               Carryover Shortfall from the preceding Distribution Date,
                               over (B) the amount in respect of principal that is actually deposited in the Certificate Distribution Account and (ii)
                               the unreimbursed portion of the amount by which the
                               Certificate Balance has been reduced as described in the
                               second sentence of the definition of "Certificate Balance"
                               above.
                               "CERTIFICATEHOLDERS' PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the sum of (i) the
                               Certificateholders' Monthly Principal Distributable Amount
                               for such Distribution Date and (ii) the Certificateholders'
                               Principal Carryover Shortfall as of the close of the
                               preceding Distribution Date; PROVIDED, HOWEVER, that, until an amount sufficient to reduce the outstanding principal
                               amounts of the Class A Notes and the Class B Notes to zero has been deposited in the Class A Distribution Account and the Class B Note Distribution Account, as applicable, the
                               Certificateholders' Principal Distributable Amount shall be zero; PROVIDED, FURTHER, that the sum of clauses (i) and
                               (ii) shall not exceed the Certificate Balance, and on the
                               final scheduled Distribution Date with respect to the
                               Certificates, the Certificateholders' Principal
                               Distributable Amount will include the amount necessary
                               (after giving effect to the other amounts to be deposited in the Certificate Distribution Account on such Distribution
                               Date and allocable to principal) to reduce the Certificate
                               Balance to zero.
                               "CLASS A NOTE DISTRIBUTION ACCOUNT" shall mean a Note
                               Distribution Account established for the benefit of the
                               Class A Noteholders.
                               "CLASS A NOTEHOLDERS' DISTRIBUTABLE AMOUNT" means, with
                               respect to any Distribution Date, the sum of (i) the Class
                               A-1 Noteholders' Principal Distributable Amount, (ii) the
                               Class A-2 Noteholders' Principal Distributable Amount, (iii)
                               the Class A-3 Noteholders' Principal Distributable Amount
                               and (iv) the Class A Noteholders' Interest Distributable
                               Amount.
                               "CLASS A NOTEHOLDERS' INTEREST CARRYOVER SHORTFALL" means, with respect to any Distribution Date, the sum of (i) the
                               excess, if any, of (A) the sum of (1) the Class A
                               Noteholders' Monthly Interest Distributable Amount for the
                               preceding Distribution Date and (2) any outstanding Class A
                               Noteholders' Interest Carryover Shortfall on such preceding
                               Distribution Date, over (B) the amount in respect of
                               interest that is actually deposited in the Class A Note
                               Distribution Account on such preceding Distribution Date,
                               and (ii) interest on the amount of interest due but not paid to Class A Noteholders on the preceding
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                                      S-10
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                               Distribution Date, to the extent permitted by law, at the
                               applicable interest rate or rates borne by such Class A
                               Notes from such preceding Distribution Date through such
                               current Distribution Date.
                               "CLASS A NOTEHOLDERS' INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the sum of the Class
                               A Noteholders' Monthly Interest Distributable Amount for
                               such Distribution Date and the Class A Noteholders' Interest
                               Carryover Shortfall for such Distribution Date.
                               "CLASS A NOTEHOLDERS' MONTHLY INTEREST DISTRIBUTABLE AMOUNT"
                               means, with respect to any Distribution Date, an amount
                               equal to the aggregate amount of interest accrued on the
                               Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes
                               at their respective interest rates from and including the
                               preceding Distribution Date (or, in the case of the initial
                               Distribution Date, from and including the Closing Date), to but excluding such Distribution Date (with respect to the
                               Class A-1 Notes, based on a 360-day year and the actual
                               number of days elapsed, and with respect to the Class A-2
                               Notes and the Class A-3 Notes, in each case based on a
                               360-day year of twelve 30-day months).
                               "CLASS A-1 NOTEHOLDERS' MONTHLY PRINCIPAL DISTRIBUTABLE
                               AMOUNT" means, with respect to any Distribution Date until the Distribution Date on which the outstanding principal
                               amount of the Class A-1 Notes has been reduced to zero, the
                               Principal Distribution Amount for such Distribution Date. In addition, on each Distribution Date, amounts on deposit in the Reserve Account in excess of the Specified Reserve
                               Account Balance shall be paid as principal of the Class A-1
                               Notes to the extent described under "--Reserve Account"
                               below.
                               "CLASS A-1 NOTEHOLDERS' PRINCIPAL CARRYOVER SHORTFALL"
                               means, as of the close of any Distribution Date, the excess, if any, of (i) the sum of (A) the Class A-1 Noteholders'
                               Monthly Principal Distributable Amount for such Distribution
                               Date and (B) any outstanding Class A-1 Noteholders'
                               Principal Carryover Shortfall as of the close of the pre-
                               ceding Distribution Date over (ii) the amount in respect of principal that is actually deposited in the Class A Note
                               Distribution Account in respect of the Class A-1 Notes.
                               "CLASS A-1 NOTEHOLDERS' PRINCIPAL DISTRIBUTABLE AMOUNT"
                               means, with respect to any Distribution Date, the sum of (i)
                               the Class A-1 Noteholders' Monthly Principal Distributable
                               Amount for such Distribution Date and (ii) the Class A-1
                               Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; PROVIDED, HOWEVER, that the sum of clauses (i) and (ii) above shall not exceed the outstanding principal amount of the Class A-1 Notes, and on the Class A-1 Note Final Scheduled Distribution Date, the
                               Class A-1 Noteholders' Principal Distributable Amount will include the amount necessary (after giving effect to the
                               other amounts to be deposited in the Class A Note
                               Distribution Account on such Distribution Date and allocable to principal) to reduce the outstanding principal amount of the Class A-1 Notes to zero.
                               "CLASS A-2 NOTEHOLDERS' MONTHLY PRINCIPAL DISTRIBUTABLE
                               AMOUNT" means, with respect to any Distribution Date on or after the Distribution Date on which an amount sufficient to reduce the outstanding principal amount of the Class A-1
                               Notes to zero has been deposited in the Class A Note
                               Distribution Account, the excess, if any, of (i) the
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                                      S-11
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                               Principal Distribution Amount over (ii) the portion of the
                               Principal Distribution Amount, if any, applied to reduce the outstanding principal amount of the Class A-1 Notes to zero on such Distribution Date. In addition, on each Distribution
                               Date, amounts on deposit in the Reserve Account in excess of the Specified Reserve Account Balance for such Distribution
                               Date shall be paid as principal of the Class A-2 Notes to
                               the extent described under "--Reserve Account" below.
                               "CLASS A-2 NOTEHOLDERS' PRINCIPAL CARRYOVER SHORTFALL"
                               means, as of the close of any Distribution Date, the excess, if any, of (i) the sum of (A) the Class A-2 Noteholders'
                               Monthly Principal Distributable Amount for such Distribution
                               Date and (B) any outstanding Class A-2 Noteholders'
                               Principal Carryover Shortfall as of the close of the pre-
                               ceding Distribution Date over (ii) the amount in respect of principal that is actually deposited in the Class A Note
                               Distribution Account in respect of the Class A-2 Notes.
                               "CLASS A-2 NOTEHOLDERS' PRINCIPAL DISTRIBUTABLE AMOUNT"
                               means, with respect to any Distribution Date, the sum of (i)
                               the Class A-2 Noteholders' Monthly Principal Distributable
                               Amount for such Distribution Date and (ii) the Class A-2
                               Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; PROVIDED, HOWEVER, that, until an amount sufficient to reduce the outstanding
                               principal amount of the Class A-1 Notes to zero has been
                               deposited in the Class A Note Distribution Account, the
                               Class A-2 Noteholders' Principal Distributable Amount shall be zero; PROVIDED, FURTHER, that the sum of clauses (i) and
                               (ii) shall not exceed the outstanding principal amount of
                               the Class A-2 Notes, and on the Class A-2 Note Final
                               Scheduled Distribution Date, the Class A-2 Noteholders'
                               Principal Distributable Amount will include the amount
                               necessary (after giving effect to the other amounts to be
                               deposited in the Class A Note Distribution Account on such
                               Distribution Date and allocable to principal) to reduce the outstanding principal amount of the Class A-2 Notes to zero.
                               "CLASS A-3 NOTEHOLDERS' MONTHLY PRINCIPAL DISTRIBUTABLE
                               AMOUNT" means, with respect to any Distribution Date on or after the Distribution Date on which an amount sufficient to reduce the outstanding principal amount of the Class A-1
                               Notes and the Class A-2 Notes to zero has been deposited in the Class A Note Distribution Account, the excess, if any, of (i) the Principal Distribution Amount over (ii) the
                               portion of the Principal Distribution Amount, if any,
                               applied to reduce the outstanding principal amount of the
                               Class A-1 Notes and the Class A-2 Notes to zero on such
                               Distribution Date. In addition, on each Distribution Date, amounts on deposit in the Reserve Account in excess of the
                               Specified Reserve Account Balance for such Distribution Date shall be paid as principal of the Class A-3 Notes to the
                               extent described under "--Reserve Account" below.
                               "CLASS A-3 NOTEHOLDERS' PRINCIPAL CARRYOVER SHORTFALL"
                               means, as of the close of any Distribution Date, the excess, if any, of (i) the sum of (A) the Class A-3 Noteholders'
                               Monthly Principal Distributable Amount for such Distribution
                               Date and (B) any outstanding Class A-3 Noteholders'
                               Principal Carryover Shortfall as of the close of the pre-
                               ceding Distribution Date over (ii) the amount in respect of principal that is actually deposited in the Class A Note
                               Distribution Account in respect of the Class A-3 Notes.
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                                      S-12
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                               "CLASS A-3 NOTEHOLDERS' PRINCIPAL DISTRIBUTABLE AMOUNT"
                               means, with respect to any Distribution Date, the sum of (i)
                               the Class A-3 Noteholders' Monthly Principal Distributable
                               Amount for such Distribution Date and (ii) the Class A-3
                               Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; PROVIDED, HOWEVER, that, until an amount sufficient to reduce the outstanding
                               principal amount of the Class A-1 Notes and the Class A-2
                               Notes to zero has been deposited in the Class A Note
                               Distribution Account, the Class A-3 Noteholders' Principal
                               Distributable Amount shall be zero; PROVIDED, FURTHER, that the sum of clauses (i) and (ii) shall not exceed the
                               outstanding principal amount of the Class A-3 Notes, and on the Class A-3 Note Final Scheduled Distribution Date, the
                               Class A-3 Noteholders' Principal Distributable Amount will include the amount necessary (after giving effect to the
                               other amounts to be deposited in the Class A Note
                               Distribution Account on such Distribution Date and allocable to principal) to reduce the outstanding principal amount of the Class A-3 Notes to zero.
                               "CLASS B NOTE DISTRIBUTION ACCOUNT" shall mean a Note
                               Distribution Account established for the benefit of the
                               Class B Noteholders.
                               "CLASS B NOTEHOLDERS' DISTRIBUTABLE AMOUNT" means, with
                               respect to any Distribution Date, the sum of (i) the Class B
                               Noteholders' Principal Distributable Amount and (ii) the
                               Class B Noteholders' Interest Distributable Amount.
                               "CLASS B NOTEHOLDERS' INTEREST CARRYOVER SHORTFALL" means, with respect to any Distribution Date, the sum of (i) the
                               excess, if any, of (A) the sum of (1) the Class B
                               Noteholders' Monthly Interest Distributable Amount for the
                               preceding Distribution Date and (2) any outstanding Class B
                               Noteholders' Interest Carryover Shortfall on such preceding
                               Distribution Date, over (B) the amount in respect of
                               interest that is actually deposited in the Class B Note
                               Distribution Account on such preceding Distribution Date,
                               and (ii) interest on such excess, to the extent permitted by law, at the Class B Note Rate.
                               "CLASS B NOTEHOLDERS' INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the sum of the Class
                               B Noteholders' Monthly Interest Distributable Amount for
                               such Distribution Date and the Class B Noteholders' Interest
                               Carryover Shortfall for such Distribution Date.
                               "CLASS B NOTEHOLDERS' MONTHLY INTEREST DISTRIBUTABLE AMOUNT"
                               means, with respect to any Distribution Date, an amount
                               equal to the aggregate interest accrued on the Class B Notes at the Class B Note Rate from and including the preceding
                               Distribution Date (or from and including the Closing Date in the case of the initial Distribution Date) to but excluding such Distribution Date (based on a 360-day year of twelve
                               30-day months).
                               "CLASS B NOTEHOLDERS' MONTHLY PRINCIPAL DISTRIBUTABLE
                               AMOUNT" means, with respect to any Distribution Date on or after the Distribution Date on which the principal amounts of the Class A Notes are reduced to zero, the excess, if
                               any, of (i) the Principal Distribution Amount over (ii) the portion of the Principal Distribution Amount, if any,
                               applied on such Distribution Date to reduce the principal
                               amounts
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                                      S-13
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                               of the Class A Notes to zero on such Distribution Date. In addition, on each Distribution Date, amounts on deposit in the Reserve Account in excess of the Specified Reserve
                               Account Balance for such Distribution Date shall be paid as principal of the Class B Notes to the extent under
                               "--Reserve Account" below.
                               "CLASS B NOTEHOLDERS' PRINCIPAL CARRYOVER SHORTFALL" means, as of the close of any Distribution Date, the excess, if
                               any, of (i) the sum of (A) the Class B Noteholders' Monthly
                               Principal Distributable Amount for such Distribution Date
                               and (B) any outstanding Class B Noteholders' Principal
                               Carryover Shortfall from the preceding Distribution Date as of the close of the preceding Distribution Date, over (ii)
                               the amount in respect of principal that is actually
                               deposited in the Class B Note Distribution Account.
                               "CLASS B NOTEHOLDERS' PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the sum of (i) the
                               Class B Noteholders' Monthly Principal Distributable Amount
                               for such Distribution Date and (ii) the Class B Noteholders'
                               Principal Carryover Shortfall as of the close of the
                               preceding Distribution Date; PROVIDED, HOWEVER, that, until an amount sufficient to reduce the outstanding principal
                               amounts of the Class A Notes to zero has been deposited in the Class A Note Distribution Account, the Class B
                               Noteholders' Principal Distributable Amount shall be zero;
                               PROVIDED, FURTHER, that the sum of clauses (i) and (ii)
                               shall not exceed the outstanding principal amount of the
                               Class B Notes, and on the Class B Note Final Scheduled
                               Distribution Date, the Class B Noteholders' Principal
                               Distributable Amount will include the amount necessary
                               (after giving effect to the other amounts to be deposited in the Class B Note Distribution Account on such Distribution
                               Date and allocable to principal) to reduce the outstanding principal amount of the Class B Notes to zero.
                               "COLLECTION PERIOD" means, with respect to the first
                               Distribution Date, the calendar month ending on May 31,
                               1997, and with respect to each subsequent Distribution Date, the preceding calendar month. See "Description of the
                               Transfer and Servicing Agreements--Distributions" herein.
                               "PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any
                               Distribution Date, the sum of the following amounts, without duplication, with respect to the preceding Collection
                               Period: (i) that portion of all collections on the
                               Receivables (including any Liquidation Proceeds and any
                               amounts received from Dealers with respect to Receivables)
                               allocable to principal; (ii) the amount of Realized Losses for the related Collection Period (except to the extent
                               included in (iii) below); and (iii) the Principal Balance of each Receivable that the Servicer became obligated to
                               purchase or that the Seller became obligated to repurchase during the related Collection Period (except to the extent included in (i) above).
                               "REALIZED LOSSES" means, with respect to any Collection
                               Period, (i) the excess of the Principal Balance of the
                               Liquidated Receivables over Liquidation Proceeds for such
                               Collection Period to the extent allocable to principal and
                               (ii) amounts payable by Dealers with respect to Over-Rate
                               Receivables which are deemed uncollectible by the Servicer.
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                                      S-14
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                               "TOTAL DISTRIBUTION AMOUNT" means, with respect to any
                               Distribution Date, the sum of the aggregate collections
                               (including any Liquidation Proceeds, any Purchase Amounts
                               paid by the Seller and the Servicer and any amounts received from Dealers with respect to Receivables) received in
                               respect of the Receivables during the related Collection
                               Period and Investment Earnings on the Trust Accounts during such Collection Period. The Total Distribution Amount on any
                               Distribution Date shall exclude all payments and proceeds
                               (including any Liquidation Proceeds and any amounts received from Dealers with respect to Receivables) of (i) any
                               Receivables the Purchase Amount of which has been included in the Total Distribution Amount in a prior Collection
                               Period, (ii) any Liquidated Receivable after and to the
                               extent of the reassignment of such Liquidated Receivable by the Trust to the Seller and (iii) any Servicer's Yield.
                               On each Distribution Date, all amounts on deposit in the
                               Class A Note Distribution Account will be distributed to the
                               Class A Noteholders, all amounts on deposit in the Class B
                               Note Distribution Account will be distributed to the Class B
                               Noteholders and all amounts on deposit in the Certificate
                               Distribution Account will be distributed to the Certifi-
                               cateholders. See "Description of the Transfer and Servicing
                               Agreements--Distributions" herein.
RESERVE ACCOUNT..............  The Seller will establish and maintain in the name of the
                               Indenture Trustee a reserve account (the "RESERVE ACCOUNT")
                               into which funds will be deposited from time to time as
                               described herein. Funds on deposit in the Reserve Account
                               will be available on each Distribution Date to cover
                               shortfalls in distributions of interest and principal on the
                               Notes to the extent described herein. The Reserve Account
                               will be created with an initial deposit by the Seller of
                               cash or Eligible Investments having a value of at least
                               $7,799,325. The amount initially deposited in the Reserve
                               Account is referred to as the "RESERVE ACCOUNT INITIAL
                               DEPOSIT." The Reserve Account Initial Deposit will be aug-
                               mented on each Distribution Date by the deposit therein of the Total Distribution Amount remaining after payment of the
                               Servicing Fee and the Administration Fee and the deposit in the Class A Note Distribution Account and the Class B Note
                               Distribution Account of amounts to be distributed to the
                               Noteholders on such Distribution Date up to an amount equal to the excess of the Specified Reserve Account Balance over the amount on deposit in the Reserve Account, and will be
                               further augmented on such Distribution Date by the deposit therein of the Total Distribution Amount remaining after
                               payment of such amounts and the deposit in the Certificate
                               Distribution Account of amounts to be distributed to the
                               Certificateholders on such Distribution Date.
                               Amounts on deposit in the Reserve Account (after giving
                               effect to all distributions to be made from the Reserve
                               Account on such Distribution Date) in excess of the
                               Specified Reserve Account Balance for such Distribution Date will be released from the Reserve Account to the Class A
                               Note Distribution Account and will be distributed first to the Class A-1 Noteholders as a payment of principal (until the Class A-1 Notes have been paid in full), then to the
                               Class A-2 Noteholders as a payment of principal (until the
                               Class A-2 Notes have been paid in full), then to the Class
                               A-3 Noteholders as a payment of principal (until the
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                               Class A-3 Notes have been paid in full), and then such
                               excess will be released to the Class B Note Distribution
                               Account to be distributed to the Class B Noteholders as a
                               payment of principal (until the Class B Notes have been paid in full). The "SPECIFIED RESERVE ACCOUNT BALANCE" with
                               respect to any Distribution Date will be equal to the lesser of (i) the outstanding aggregate principal amount of the
                               Notes and (ii) $7,799,325 (which is 2.25% of the Initial
                               Pool Balance). See "Description of the Transfer and
                               Servicing Agreements--Reserve Account" herein.
                               Funds will be withdrawn from amounts on deposit in the
                               Reserve Account to the extent that the Total Distribution
                               Amount remaining after the payment of the Servicing Fee (if
                               CFSC or an affiliate is not the Servicer) and the
                               Administration Fee and the deposit of the Class B
                               Noteholders' Interest Distributable Amount in the Class B
                               Note Distribution Account with respect to any Collection
                               Period is less than the Class A Noteholders' Distributable
                               Amount, and funds in the amount of such deficiency up to the amount on deposit in the Reserve Account will be deposited in the Class A Note Distribution Account. In addition, funds will be withdrawn from amounts on deposit in the Reserve
                               Account to the extent that the portion of the Total
                               Distribution Amount remaining after the payment of the
                               Servicing Fee (if CFSC or an affiliate is not the Servicer)
                               and the Administration Fee and the deposit of the Class A
                               Noteholders' Distributable Amount in the Class A Note
                               Distribution Account is less than the Class B Noteholders'
                               Distributable Amount, and funds in the amount of such
                               deficiency up to the amount on deposit in the Reserve
                               Account will be deposited in the Class B Note Distribution
                               Account.
                               If the amount required to be withdrawn from the Reserve
                               Account to cover shortfalls in collections on the
                               Receivables on any Distribution Date exceeds the amount on deposit in the Reserve Account on such date, a shortfall in the amounts distributable to the Noteholders would result, which could, in turn, increase the average life of the
                               Notes, or result in losses to Noteholders.
COLLECTION ACCOUNT...........  The Servicer will be required to remit collections received with respect to the Receivables during a Collection Period on or before the business day preceding the related
                               Distribution Date to one or more accounts in the name of the
                               Indenture Trustee (collectively, the "COLLECTION ACCOUNT"), except upon the occurrence of certain conditions described herein (in which case such remittances will be required more frequently). See "Description of the Transfer and Servicing
                               Agreements--Payments on Receivables" in the Prospectus.
                               Pursuant to the Sale and Servicing Agreement, the Servicer
                               will have the revocable power to instruct the Indenture
                               Trustee to withdraw the Total Distribution Amount on deposit in the Collection Account and to apply such funds on each
                               Distribution Date in the priority set forth above under
                               "--Priority of Distributions."
MATURITY AND PREPAYMENT
 CONSIDERATIONS..............  All of the Receivables are prepayable at any time. Each prepayment will shorten the weighted average remaining term of the Receivables and the weighted average life of the
                               Securities. Prepayments of principal will be included in the
                               Principal Distribution Amount and will be

                               payable first to the Class A-1 Noteholders until the Class
                               A-1 Notes have been paid in full, then will be payable to
                               the Class A-2 Noteholders until the Class A-2 Notes have
                               been paid in full, then to the Class A-3 Noteholders until the Class A-3 Notes have been paid in full, and then to the
                               Class B Noteholders until the Class B Notes have been paid in full. See "Description of the Transfer and Servicing
                               Agreements-- Distributions" herein.
                               The rate of prepayments on the Receivables may be influenced by a variety of economic, financial, climatic and other
                               factors, and under certain circumstances relating to
                               breaches of representations, warranties or covenants, the
                               Seller is obligated to repurchase Receivables from the
                               Trust. In addition, if the Servicer extends the final
                               scheduled payment date of a Receivable beyond May 31, 2003
                               (the "FINAL MATURITY DATE"), the Servicer is obligated to
                               purchase such Receivable from the Trust. The Servicer will be permitted to refinance an existing Receivable for an
                               Obligor, so long as (a) the proceeds of such refinancing
                               would be used to repay such existing Receivable in full and
                               (b) such Obligor executes a new Installment Sales Contract with respect to such Receivable. Any such new Installment
                               Sales Contract would not be the property of the Trust. The purchase or refinancing of a Receivable by the Servicer will result in the prepayment of the Principal Balance of such
                               Receivable and the subsequent prepayment of principal to the
                               Noteholders to the extent described above.
                               A higher than anticipated rate of prepayments will reduce
                               the aggregate principal balance of the Receivables more
                               quickly than expected and thereby reduce anticipated
                               aggregate interest payments on the Securities. Any
                               reinvestment risks resulting from a faster or slower
                               incidence of prepayment of Receivables will be borne
                               entirely by the Noteholders as set forth in the priority of distributions herein. Such reinvestment risks include the
                               risk that interest rates may be lower at the time such
                               holders received payments from the Trust than interest rates would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.
                               Holders of Notes should consider, in the case of Notes
                               purchased at a discount, the risk that a slower than
                               anticipated rate of principal payments on the Receivables
                               could result in an actual yield that is less than the
                               anticipated yield and, in the case of any Notes purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Receivables could result in an
                               actual yield that is less than the anticipated yield.
SERVICING FEE................  The Servicer shall receive a fee for each Collection Period equal to 1.0% per annum (the "SERVICING FEE RATE") of the
                               Pool Balance as of the first day of such Collection Period
                               (the "SERVICING FEE") (in accordance with the priority of
                               distributions set forth herein), plus any Servicer's Yield for such Collection Period. The Servicer's Yield represents amounts actually collected by the Servicer on account of
                               late fees, taxes, and other charges, as described herein.
                               All collections from an Obligor will be applied first to any overdue scheduled payment, then to the current scheduled
                               payment and then to late fees, taxes, and other charges. The
                               Servicing Fee with respect to each Collection Period will
                               decline over the term of the Notes as the Pool Balance
                               decreases. See

                               "Description of the Transfer and Servicing
                               Agreements--Servicing Compensation and Payment of Expenses"
                               herein and in the Prospectus.
CUSTODIAL AGREEMENT..........  The First National Bank of Chicago, as custodian (the
                               "CUSTODIAN"), will be responsible for maintaining custody of the Installment Sales Contracts and any related Dealer
                               Agreements pursuant to a custodial agreement, to be dated as of May 1, 1997 (the "CUSTODIAL AGREEMENT"), among CFSC, the
                               Seller, the Issuer and The First National Bank of Chicago,
                               in its capacity as Indenture Trustee and as Custodian. See
                               "Risk Factors--PERFECTION OF INTERESTS IN RECEIVABLES AND IN
                               FINANCED EQUIPMENT" and "Certain Legal Aspects of the
                               Receivables--Sale and Transfer of Receivables" herein and in the Prospectus.
ADMINISTRATION AGREEMENT.....  CFSC, in its capacity as administrator (the
                               "ADMINISTRATOR"), will enter into an agreement (the
                               "ADMINISTRATION AGREEMENT") with the Trust and the Indenture
                               Trustee. As compensation for the performance of the
                               Administrator's obligations under the Administration
                               Agreement and as reimbursement for its expenses related
                               thereto, the Administrator will be entitled to a monthly
                               administration fee in an amount equal to $500 per month (the
                               "ADMINISTRATION FEE"). See "Description of the Transfer and
                               Servicing Agreements--Administration Agreement" in the
                               Prospectus.
CLEARANCE AND SETTLEMENT.....  Noteholders may elect to hold their Notes through any of DTC
                               (in the United States) or Cedel or Euroclear (in Europe).
                               Transfers within DTC, Cedel or Euroclear, as the case may
                               be, will be in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers
                               between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or
                               indirectly through Cedel or Euroclear, on the other, will be effected in DTC through the relevant Depositaries of Cedel or Euroclear. See "Issuance of the Securities--Book-Entry
                               Registration" in the Prospectus.
CERTAIN LEGAL ASPECTS
 OF THE RECEIVABLES..........  The transfer of ownership of the Receivables from CFSC to the Seller and from the Seller to the Trust, and the
                               granting of a security interest in the Receivables by the
                               Trust to the Indenture Trustee, will in each case be
                               perfected by the Custodian, on behalf of the applicable
                               assignee, taking possession of the Installment Sales
                               Contracts and any related Dealer Agreements (the
                               "RECEIVABLES FILES") pursuant to the Custodial Agreement.
                               The Custodian will maintain possession of the Receivables
                               Files in a space leased by the Custodian proximate to the
                               principal executive office of the Seller. CFSC will indicate on its computer records that the Receivables have been sold to the Seller and by the Seller to the Trust. Each
                               Receivables File will contain the single original related
                               Installment Sales Contract (as represented by CFSC in the
                               Purchase Agreement). UCC financing statements will not be
                               filed to perfect these transfers of ownership or such grant of a security interest, and CFSC will not stamp the physical
                               Receivables Files or the Installment Sales Contracts.
                               Although steps will be taken to ensure that the Seller does not obtain possession or control of the Installment Sales
                               Contracts, should a court find that the Seller did have
                               possession or control of such Installment Sales Contracts, the interests of the Trust

                               and the Indenture Trustee in the Receivables would in all
                               likelihood be unperfected. See "Risk Factors--PERFECTION OF
                               INTERESTS IN RECEIVABLES AND IN FINANCED EQUIPMENT" and
                               "Certain Legal Aspects of the Receivables--Sale and Transfer
                               of the Receivables" herein and in the Prospectus.
TAX STATUS...................  In the opinion of Orrick, Herrington & Sutcliffe LLP
                               ("SPECIAL TAX COUNSEL"), for federal income tax purposes the
                               Notes will be characterized as debt and the Trust will not be characterized as an association (or publicly traded
                               partnership) taxable as a corporation. Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as indebtedness. Alternative characterizations of the Trust are possible, but should not result in materially adverse tax
                               consequences to Noteholders. See "Certain Federal Income Tax
                               Considerations" in the Prospectus.
STATE TAX CONSIDERATIONS.....  In the opinion of Tuke Yopp & Sweeney ("TENNESSEE TAX
                               COUNSEL"), with respect to corporate Noteholders, the same tax characterizations should apply for purposes of Tennessee income tax as for federal income tax purposes. Non-corporate
                               Noteholders who are residents of Tennessee will be subject to taxation on income distributions with respect to the
                               Notes at the rate of six percent (6%). In the opinion of
                               Tennessee Tax Counsel, the Trust should not be subject to
                               taxation in Tennessee. See "Certain State Tax
                               Considerations" in the Prospectus for additional information concerning the application of Tennessee tax laws to the
                               Trust and the Securities.
ERISA CONSIDERATIONS.........  Subject to the considerations described in "ERISA
                               Considerations" herein and in the Prospectus, the Notes are eligible for purchase with "plan assets" of any Plan (as
                               defined below) ("PLAN ASSETS"). A fiduciary or other person contemplating purchasing the Notes on behalf of or with Plan
                               Assets of any employee benefit plan or other plan or
                               arrangement (including but not limited to an insurance
                               company general account) subject to Title I of the Employee
                               Retirement Income Security Act of 1974, as amended
                               ("ERISA"), or Section 4975 of the Internal Revenue Code of
                               1986, as amended (the "CODE") (collectively, "PLANS"),
                               should carefully review with its legal advisors whether the purchase or holding of the Notes could give rise to a
                               transaction prohibited or not otherwise permissible under
                               ERISA or Section 4975 of the Code.
LEGAL INVESTMENT.............  The Class A-1 Notes will be eligible securities for purchase by money market funds under paragraph (a)(9) of Rule 2a-7
                               under the Investment Company Act of 1940, as amended.
RATINGS OF THE NOTES.........  It is a condition to the issuance of the Notes that the
                               Class A Notes be rated in the highest investment rating
                               category by each of Standard & Poor's Ratings Services
                               ("S&P") and Moody's Investors Service ("MOODY'S" and with
                               S&P, each, a "RATING AGENCY") and that the Class B Notes be rated at least "A" by S&P and at least "A" by Moody's. See
                               "Risk Factors--RATINGS OF THE NOTES" herein and "Ratings" in the Prospectus.

                                  RISK FACTORS

    Investors should consider, among other things, the matters discussed under "Risk Factors" in the Prospectus and the following risk factors in connection with the purchase of the Notes.

    LIMITED LIQUIDITY. There is currently no secondary market for the Notes. Each Underwriter currently intends to make a market in the Notes for which it is an Underwriter, but is under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide the Noteholders with liquidity of investment or that it will continue for the life of the Notes.

    PERFECTION OF INTERESTS IN RECEIVABLES AND IN FINANCED EQUIPMENT. The transfer of ownership of the Receivables from CFSC to the Seller and from the Seller to the Trust, and the granting of the security interest in the Receivables by the Trust to the Indenture Trustee, will in each case be perfected by the Custodian, on behalf of the applicable assignee, taking possession of the Installment Sales Contracts and any related Dealer Agreements (the "RECEIVABLES FILES") pursuant to the Custodial Agreement. The Custodian will maintain possession of the Receivables Files in a space leased by the Custodian proximate to the principal executive office of the Seller. CFSC will indicate on its computer records that the Receivables have been sold to the Seller and by the Seller to the Trust. Each Receivables File will contain the single original Installment Sales Contract related to a Receivable (as represented by CFSC in the Purchase Agreement). UCC financing statements will not be filed to perfect these transfers of ownership or such grant of a security interest, and CFSC will not stamp the physical Receivables Files or the Installment Sales Contracts. Although steps will be taken to ensure that the Seller does not obtain possession or control of the Installment Sales Contracts, should a court find that the Seller did have possession or control of such Installment Sales Contracts, the interests of the Trust and the Indenture Trustee in the Receivables would in all likelihood be unperfected, and distributions to Noteholders may be adversely affected.

    Should the related Indenture Trustee's security interest and/or the Trust's ownership interest in the Receivables be found to be unperfected, such interests may be inferior to the interests of (i) the Seller or CFSC, (ii) any creditors of the Trust, the Seller or CFSC, or (iii) a subsequent purchaser of Receivables, in the event the Trust, the Seller or CFSC fraudulently or inadvertently sells a Receivable to such purchaser who had no notice of the prior transfers thereof to such Indenture Trustee, the Trust or the Seller and such purchaser takes possession of the related physical contract evidencing such Receivable. As a result of such lack of perfection, the Seller, the Trust and the holders of Securities may not be entitled to receive all or a portion of the distributions relating to, or have any other rights with respect to, the Receivables.

    SUBORDINATION; LIMITED ASSETS. Distributions of interest on the Class B Notes will be subordinated in priority of payment to interest on the Class A Notes. In addition, the Class B Noteholders will not receive any distributions of principal until the Class A Notes have been paid in full.

    The Trust does not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables and the Reserve Account. Holders of the Notes must rely for repayment upon payments on the Receivables and, if and to the extent available, amounts on deposit in the Reserve Account. Amounts to be deposited in the Reserve Account and the overcollateralization represented by the Certificates are limited in amount. In addition, funds in the Reserve Account will be available on each Distribution Date to cover shortfalls in distributions of interest and principal on the Class A Notes prior to the application thereof to cover shortfalls on the Class B Notes. If the Reserve Account is depleted, the Trust will depend solely on current distributions on the Receivables to make payments on the Notes.

    If an Event of Default under the Indenture occurs and the maturity of the Notes is accelerated, the Indenture Trustee will have the right or be required in certain circumstances to sell the Receivables to pay the principal of, and accrued interest on, the Notes. Upon the occurrence of an Event of Default, the Class B Noteholders will not have any right to direct or to consent to any actions by the Indenture Trustee until the Class A Notes have been paid in full. There is no assurance that the proceeds of such sale will be equal to or greater than the aggregate outstanding principal balance of the Notes plus accrued interest. Because neither interest nor principal is distributed to Class B Noteholders upon sale of the Receivables following an Event of Default and acceleration of the Notes under the Indenture until the Class A Notes have been paid in full, the interest of the Class B Noteholders and the Class A Noteholders may conflict, and the exercise by the Indenture Trustee of its right to sell the Receivables or exercise other remedies may cause the Class B Noteholders to suffer a loss of all or part of their investment. See "Description of the Notes--The Indenture--EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT" herein and in the Prospectus.

    In the event that a Servicer Default occurs, the Indenture Trustee or the Class A Noteholders evidencing not less than 25% of the outstanding principal amount of the Class A Notes, as described under "Description of the Transfer and Servicing Agreements--Rights Upon Servicer Default" herein and in the Prospectus, may remove the Servicer without the consent of the Owner Trustee or any of the Class B Noteholders. The Owner Trustee or the Class B Noteholders will not have the ability to remove the Servicer if a Servicer Default occurs until the Class A Notes have been paid in full. In addition, the Class A Noteholders have the ability, with certain specified exceptions, to waive defaults by the Servicer, including defaults that could materially and adversely affect the Class B Noteholders. If CFSC or an affiliate is no longer the Servicer, payment of the Servicing Fee will be made prior to distributions to Class A Noteholders and Class B Noteholders. See "Description of the Transfer and Servicing Agreements--Waiver of Past Defaults" herein and in the Prospectus.

    RATINGS OF THE NOTES. It is a condition to the issuance of the Notes that the Class A Notes be rated in the highest investment rating category by each of S&P and Moody's and that the Class B Notes be rated at least "A" by S&P and at least "A" by Moody's. A rating is not a recommendation to purchase, hold or sell securities, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the Notes address the likelihood of the timely payment of interest on and the ultimate payment of principal of the Notes pursuant to their terms. There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant.

                             FORMATION OF THE TRUST

THE TRUST

    The Issuer, Caterpillar Financial Asset Trust 1997-A, is a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus Supplement. After its formation, the Trust will not engage in any activity other than (i) acquiring, owning and managing the Receivables and the other assets of the Trust and proceeds therefrom, (ii) issuing and making payments on the Notes, (iii) issuing and making payments on the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

    The Trust will initially be capitalized with equity of $8,666,681 (excluding amounts deposited in the Reserve Account), which represents the initial principal balance of the Certificates which will be sold to the Seller. The proceeds from the initial sale of the Certificates, together with the proceeds from the initial sale of the Notes, will be used by the Trust to purchase the Receivables from the Seller pursuant to the Sale and Servicing Agreement. The Servicer will initially service the Receivables pursuant to the Sale and Servicing Agreement, and will be compensated for acting as the Servicer. See "Description of the Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses" herein and in the Prospectus. Each Receivables File will contain the single original related Installment Sales Contract (as represented by CFSC in the Purchase Agreement). The Custodian will act as custodian for the Receivables Files for the Seller, the Owner Trustee and the Indenture Trustee and will take possession of the Receivables Files at a location leased by the Custodian proximate to the principal executive office of the Seller. CFSC will indicate on its computer records that the Receivables have been sold to the Seller and by the Seller to the Trust. UCC financing statements will not be filed to evidence these transfers, and CFSC will not stamp the physical Receivables Files to reflect the sale and assignment of the Receivables to the Trust. See "Risk Factors-- PERFECTION OF INTERESTS IN RECEIVABLES AND IN FINANCED EQUIPMENT" herein and in the Prospectus and "Certain Legal Aspects of the Receivables--Sale and Transfer of Receivables" herein and in the Prospectus and "Certain Legal Aspects of the Receivables--Security Interest in Equipment" in the Prospectus.

    If the protections provided to Class A Noteholders in the Trust by the subordination of the Class B Notes and the Certificates, the protection provided to the Class B Noteholders in the Trust by the subordination of the Certificates, and the protection provided to the holders of the Notes by the availability of the funds in the Reserve Account are insufficient, the Trust must rely solely on the payments from the Obligors on the Receivables, and the proceeds from the repossession and sale of Financed Equipment and certain other cross-collateralized equipment which secure defaulted Receivables. In such event, certain factors, such as the Trust's not having first priority perfected security interests in some of the Receivables or Financed Equipment as a result of occurrences after the Closing Date, and the risk of fraud or negligence of CFSC or (under certain circumstances) the related Dealer, may affect the Trust's ability to realize on the collateral securing the Receivables, and thus the proceeds to be distributed to Noteholders with respect to the Notes may be reduced. See "Risk Factors--PERFECTION OF INTERESTS IN RECEIVABLES AND IN FINANCED EQUIPMENT" herein and in the Prospectus, and "Certain Legal Aspects of the Receivables" in the Prospectus.

CAPITALIZATION OF THE TRUST

    The following table illustrates the capitalization of the Trust as of the Cut-off Date, as if the issuance and sale of the Notes offered hereby and the Certificates had taken place on such date:

Class A-1      % Asset Backed Notes...................................  $ 88,000,000
Class A-2     % Asset Backed Notes....................................   128,000,000
Class A-3     % Asset Backed Notes....................................   108,100,000
Class B     % Asset Backed Notes......................................    13,870,000
   % Asset Backed Certificates........................................     8,666,681
                                                                        ------------
  Total...............................................................  $346,636,681
                                                                        ------------
                                                                        ------------

THE OWNER TRUSTEE

    Chase Manhattan Bank Delaware is the Owner Trustee under the Trust Agreement. Chase Manhattan Bank Delaware is a Delaware banking corporation and its principal offices are located at 1201 Market Street, Wilmington, Delaware 19801. The Seller shall pay the fees of the Owner Trustee and shall reimburse it for certain liabilities and expenses. In the ordinary course of its business, the Owner Trustee and its affiliates have engaged and may in the future engage in commercial banking or financial advisory transactions with CFSC and its affiliates.

                              THE RECEIVABLES POOL

    The pool of Receivables (the "RECEIVABLES POOL") will include the Receivables purchased pursuant to the Purchase Agreement with an aggregate Principal Balance of $346,636,681 as of May 1, 1997 (the "CUT-OFF DATE").

    The Receivables were selected from the entire U.S. ISC Portfolio (other than receivables previously sold to trusts under prior asset-backed securitizations which CFSC continues to service which are otherwise included in the U.S. ISC Portfolio) using several criteria, some of which are set forth in the Prospectus under "The Receivables Pools," as well as that each Receivable (i) has a stated maturity of not earlier than October 1997 or later than April 2002, (ii) has an annual percentage rate of interest (based on its Principal Balance) ("APR") of at least 7.00% and (iii) is not more than 31 days past due as of the Cut-off Date. As of the Cut-off Date, no Obligor on any Receivable was noted in the related records of the Servicer as being in default under the related Installment Sales Contract or as being the subject of a bankruptcy proceeding. No selection procedures believed by CFSC or the Seller to be adverse to the Noteholders were used in selecting the Receivables.

    The composition of the Receivables and the distribution of the Receivables by APR, new and used equipment, equipment type, industry application, payment frequency and remaining Principal Balance as of the Cut-off Date are set forth in the following tables. Amounts and percentages are based on the Principal Balance of the Receivables as of the Cut-off Date. The "PRINCIPAL BALANCE" of a Receivable means its original principal balance, as reduced by principal payments applied in accordance with the actuarial method. The Principal Balance of an Over-Rate Receivable includes the unamortized purchase premium paid by CFSC to Dealers. As of the Cut-off Date, the aggregate current Principal Balance of the Receivables is the Initial Pool Balance.

                         COMPOSITION OF THE RECEIVABLES

                                                   WEIGHTED       WEIGHTED
  WEIGHTED                                         AVERAGE        AVERAGE
 AVERAGE APR                                       ORIGINAL    REMAINING TERM
     OF                             NUMBER OF    TERM (RANGE)   (RANGE) (IN                AVERAGE
 RECEIVABLES     POOL BALANCE      RECEIVABLES   (IN MONTHS)    MONTHS) (1)       PRINCIPAL BALANCE (RANGE)
-------------  -----------------  -------------  ------------  --------------  --------------------------------
      8.47%    $  346,636,681.02        4,119     48(12--60)     42(5--60)       $84,156 ($5,052-$5,694,861)

-------------------
(1) Based on scheduled payments and assuming no prepayments of the Receivables.

                     DISTRIBUTION BY APR OF THE RECEIVABLES

                                                                                               PERCENT OF
                                                                                                AGGREGATE
                                                               NUMBER OF        AGGREGATE       PRINCIPAL
APR RANGE (1)                                                 RECEIVABLES   PRINCIPAL BALANCE    BALANCE
-----------------------------------------------------------  -------------  -----------------  -----------
 7.00  -  7.49.............................................          709    $   73,186,710.77      21.11
 7.50  -  7.99.............................................          518        54,590,658.32      15.75
 8.00  -  8.49.............................................          231        37,263,674.51      10.75
 8.50  -  8.99.............................................          532        62,776,387.50      18.11
 9.00  -  9.49.............................................          843        62,712,617.38      18.09
 9.50  -  9.99.............................................          712        37,601,678.16      10.85
10.00  - 10.49.............................................          366        14,134,714.37       4.08
10.50  - 10.99.............................................          180         3,588,474.86       1.04
11.00 and over ............................................           28           781,765.15       0.22
                                                                   -----    -----------------  -----------
  Total....................................................        4,119    $  346,636,681.02     100.00%
                                                                   -----    -----------------  -----------
                                                                   -----    -----------------  -----------

-------------------
(1) CFSC, in conjunction with Caterpillar and its subsidiaries, periodically offers below market rate financing to Obligors under merchandising programs. Caterpillar, at the outset of a subsidized transac-tion, remits to CFSC an amount equal to the interest differential, which amount is recognized as income over the term of the related contract. The APR of any Receivable does not take into account, and the Trust does not have an interest in, any of such amounts remitted to CFSC by Caterpillar with respect to these Receivables.

                DISTRIBUTION BY NEW AND USED FINANCED EQUIPMENT

                                                                                               PERCENT OF
                                                                                AGGREGATE       AGGREGATE
                                                               NUMBER OF        PRINCIPAL       PRINCIPAL
                                                              RECEIVABLES        BALANCE         BALANCE
                                                             -------------  -----------------  -----------
New Equipment (1)..........................................        1,550    $   98,381,891.19      28.38%
Used Equipment.............................................        2,569       248,254,789.83      71.62%
                                                                   -----    -----------------  -----------
  Total....................................................        4,119    $  346,636,681.02     100.00%
                                                                   -----    -----------------  -----------
                                                                   -----    -----------------  -----------

-------------------
(1) Units not previously delivered or sold; rental units of less than 12 months and 1,000 service meter hours; and units of the current or previous model year and serial number.

         DISTRIBUTION OF THE RECEIVABLES BY TYPE OF FINANCED EQUIPMENT

                                                                                               PERCENT OF
                                                                                                AGGREGATE
                                                               NUMBER OF        AGGREGATE       PRINCIPAL
TYPE                                                          RECEIVABLES   PRINCIPAL BALANCE    BALANCE
-----------------------------------------------------------  -------------  -----------------  -----------
Construction Equipment.....................................        3,645    $  331,742,985.06      95.70%
Lift Trucks................................................          361         6,400,108.94       1.85
Paving Equipment...........................................          113         8,493,587.02       2.45
                                                                   -----    -----------------  -----------
  Total....................................................        4,119    $  346,636,681.02     100.00%
                                                                   -----    -----------------  -----------
                                                                   -----    -----------------  -----------

           DISTRIBUTION BY INDUSTRY APPLICATION OF FINANCED EQUIPMENT

                                                                                               PERCENT OF
                                                                                                AGGREGATE
                                                               NUMBER OF        AGGREGATE       PRINCIPAL
INDUSTRY                                                      RECEIVABLES   PRINCIPAL BALANCE    BALANCE
-----------------------------------------------------------  -------------  -----------------  -----------
Agriculture, Forestry and Fishing..........................          247    $   10,971,951.39       3.17%
Construction...............................................        2,716       225,850,383.13      65.15
Mining.....................................................          133        29,869,698.31       8.62
Manufacturing..............................................          376        30,563,038.00       8.82
Transportation/Public Utilities............................          148        12,652,197.59       3.65
Wholesale Trade............................................          158         8,265,864.03       2.38
Other (1)..................................................          341        28,463,548.57       8.21
                                                                   -----    -----------------  -----------
  Total....................................................        4,119    $  346,636,681.02     100.00%
                                                                   -----    -----------------  -----------
                                                                   -----    -----------------  -----------

-------------------
(1) Other includes retail, financial, insurance and real estate, services, and public administration.

              DISTRIBUTION OF THE RECEIVABLES BY PAYMENT FREQUENCY

                                                                                               PERCENT OF
                                                                                                AGGREGATE
                                                               NUMBER OF        AGGREGATE       PRINCIPAL
TYPE                                                          RECEIVABLES   PRINCIPAL BALANCE    BALANCE
-----------------------------------------------------------  -------------  -----------------  -----------
Monthly....................................................        3,409    $  274,990,282.41      79.33%
Variable Frequency (1).....................................          710        71,646,398.61      20.67
                                                                   -----    -----------------  -----------
  Total....................................................        4,119    $  346,636,681.02     100.00%
                                                                   -----    -----------------  -----------
                                                                   -----    -----------------  -----------

-------------------
(1) "VARIABLE FREQUENCY RECEIVABLES" have monthly payment schedules but permit the Obligors thereon to skip or reduce payments during certain specified months which are predetermined at origination. The majority of skip or reduced payments take place during months coinciding with the cash flow patterns of the related Obligors. Although there can be no assurance that the experience on the Variable Frequency Receivables will be comparable, CFSC has not identified any cash flow pattern resulting from the existence of Variable Frequency Receivables in the U.S. ISC Portfolio. The Seller believes that the pattern of principal payments on the Notes will not be materially affected by the inclusion of Variable Frequency Receivables in the Trust. See "The Receivables Pools--The Retail Equipment Financing Business--INSTALLMENT SALES CONTRACTS--CONTRACT TERMS" in the Prospectus.

DISTRIBUTION OF THE RECEIVABLES BY REMAINING PRINCIPAL BALANCE AS OF THE CUT-OFF
                                      DATE

                                                                                               PERCENT OF
                                                                                                AGGREGATE
                                                               NUMBER OF        AGGREGATE       PRINCIPAL
REMAINING PRINCIPAL BALANCE RANGE                             RECEIVABLES   PRINCIPAL BALANCE    BALANCE
-----------------------------------------------------------  -------------  -----------------  -----------
Up to $25,000..............................................          819    $   12,139,825.91       3.50%
$ 25,001-$  50,000.........................................        1,176        45,015,948.88      12.99
$ 50,001-$  75,000.........................................          667        40,659,227.99      11.73
$ 75,001-$ 100,000.........................................          394        34,110,233.86       9.84
$100,001-$ 125,000.........................................          319        35,695,144.96      10.30
$125,001-$ 150,000.........................................          235        32,271,832.20       9.31
$150,001-$ 175,000.........................................          131        21,172,439.96       6.11
$175,001-$ 200,000.........................................           91        17,060,831.13       4.92
$200,001-$ 250,000.........................................          105        23,537,294.35       6.79
$250,001-$ 300,000.........................................           58        16,012,450.79       4.62
$300,001-$ 350,000.........................................           27         8,675,287.16       2.50
$350,001-$ 400,000.........................................           22         8,204,799.34       2.37
$400,001-$ 450,000.........................................           13         5,404,306.43       1.56
$450,001-$ 500,000.........................................           13         6,172,637.64       1.78
$500,001-$ 550,000.........................................            5         2,634,756.06       0.76
$550,001-$ 600,000.........................................           11         6,259,318.62       1.81
$600,001-$1,000,000........................................           26        18,948,112.66       5.47
Over $1,000,000............................................            7    $   12,662,233.08       3.65
                                                                   -----    -----------------  -----------
  Totals...................................................        4,119    $  346,636,681.02     100.00%
                                                                   -----    -----------------  -----------
                                                                   -----    -----------------  -----------

                   GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES

                                                                                                       PERCENT OF
                                                                 NUMBER OF    AGGREGATE PRINCIPAL       AGGREGATE
STATE (1)                                                       RECEIVABLES         BALANCE         PRINCIPAL BALANCE
-------------------------------------------------------------  -------------  --------------------  -----------------
Alabama......................................................          101     $    10,908,878.83           3.15%
Alaska.......................................................           15             848,738.47           0.24
Arizona......................................................           90           6,663,784.53           1.92
Arkansas.....................................................           72           4,875,388.31           1.41
California...................................................          308          23,174,904.65           6.69
Colorado.....................................................           20           1,692,994.87           0.49
Connecticut..................................................           36           3,386,248.35           0.98
Delaware.....................................................           14           1,230,040.94           0.35
Florida......................................................          282          23,002,298.70           6.64
Georgia......................................................          143          13,845,758.68           3.99
Hawaii.......................................................           12             727,757.36           0.21
Idaho........................................................           39           3,035,304.69           0.88
Illinois.....................................................           97           9,287,182.73           2.68
Indiana......................................................           56           4,713,078.00           1.36
Iowa.........................................................           10             708,541.75           0.20
Kansas.......................................................           17           1,645,642.50           0.47
Kentucky.....................................................           89           8,774,003.80           2.53
Louisiana....................................................           56           5,148,082.21           1.49
Maine........................................................            4              74,983.33           0.02
Maryland.....................................................           24           2,074,149.24           0.60
Michigan.....................................................          206          12,029,250.60           3.47
Minnesota....................................................           11           1,650,141.19           0.48
Mississippi..................................................           63           4,287,380.37           1.24
Missouri.....................................................           59           4,073,277.57           1.18
Montana......................................................           28           2,154,998.71           0.62
Nebraska.....................................................           14           1,224,179.87           0.35
Nevada.......................................................           69           8,753,165.56           2.53
New Jersey...................................................          178          14,994,283.44           4.33
New Mexico...................................................           38           2,626,305.25           0.76
New York.....................................................          144          18,477,653.96           5.33
North Carolina...............................................          177          12,677,091,30           3.66
North Dakota.................................................            1              57,173.22           0.02
Ohio.........................................................          226          15,525,065.47           4.48
Oklahoma.....................................................           33           2,834,392.65           0.82
Oregon.......................................................          138          11,075,370.34           3.20
Pennsylvania.................................................          257          18,310,356.48           5.28
Rhode Island.................................................            2             144,811.35           0.04
South Carolina...............................................          115           9,757,598.45           2.81
South Dakota.................................................            5             174,108.88           0.05
Tennessee....................................................          108          12,069,648.87           3.48
Texas........................................................          259          22,529,807.28           6.50
Utah.........................................................          109           7,889,306.88           2.28
Virginia.....................................................          145          18,594,157.53           5.36
Washington...................................................          129           9,247,090.91           2.67
West Virginia................................................           31           3,332,967.18           0.96
Wisconsin....................................................           55           3,675,689.93           1.06
Wyoming......................................................           34           2,653,645.84           0.77
                                                                     -----    --------------------     ------
  Total......................................................        4,119     $   346,636,681.02         100.00%
                                                                     -----    --------------------     ------
                                                                     -----    --------------------     ------

-------------------
(1) Based on billing addresses of Obligors.

    Unless otherwise specified herein, references herein to percentages of the Receivables refer in each case to the approximate percentage of the Initial Pool Balance, based on the Principal Balances of the Receivables as of the Cut-off Date, and after giving effect to all payments received prior to the Cut-off Date.

    All of the Receivables were Installment Sales Contracts. 5.91% of the Receivables were originated or arranged by Carter Machinery, a Dealer in Salem, Virginia and the only Dealer owned by Caterpillar. In the aggregate 21.92% of the Receivables were originated or arranged by the five largest Dealers. No other Dealer originated or arranged more than 5.13% of the Receivables.

    No single Obligor accounted for more than 1.64% of the Receivables, and the five largest Obligors accounted for approximately 4.71% of the Receivables.

    Approximately 93.93% of the Receivables have related Financed Equipment manufactured by Caterpillar and the remaining approximately 6.07% of the Receivables have related Financed Equipment manufactured by a variety of other sources.

    At origination CFSC confirms the applicable loan-to-value ratios of its receivables. Because of the depreciating nature of the Financed Equipment, and in light of CFSC's credit loss experience set forth herein with respect to the U.S. ISC Portfolio, the Seller believes that statistical information relating to original loan-to-value ratios of the Receivables is not material to investors in the Notes.

    Certain Receivables may be cross-collateralized, being secured by junior liens on other items of equipment (which may or may not be Financed Equipment) in addition to first priority liens on the related Financed Equipment, and certain items of Financed Equipment may secure other receivables of CFSC on a junior basis (which may or may not be Receivables). See "Certain Legal Aspects of the Receivables--Cross-Collateralization" herein.

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

    Set forth below is certain information concerning CFSC's experience pertaining to delinquencies, repossessions and net losses on the entire United States portfolio of installment sales contracts serviced by CFSC (including receivables sold which CFSC continues to service) (the "U.S. ISC PORTFOLIO"). Generally, when an account becomes 120 days delinquent, accrual of finance income is suspended, the collateral is repossessed and the account is designated for litigation.

    Delinquencies, repossessions and net losses on installment sales contracts are affected by economic conditions generally. Total delinquencies had decreased from 1992 to 1993 due to an improving U.S. economy and to CFSC's expansion of its service center and regional office collection staff and enhanced collection trading systems. Fluctuations in the level of repossessions and net losses from 1992 to 1996 reflect changes in economic conditions generally and in economic conditions of industries which CFSC's customers serve.

    Although the Seller believes that the composition of the Receivables in the aggregate is representative of the U.S. ISC Portfolio there can be no assurance that the delinquency, repossession and net loss experience on the Receivables will be comparable to that set forth below or that delinquencies, repossessions and net losses in the future will be comparable to those in the past.

            DELINQUENCY EXPERIENCE FOR THE U.S. ISC PORTFOLIO(1)(2)
                             (DOLLARS IN MILLIONS)

                                                                         AT DECEMBER 31,
                                   -------------------------------------------------------------------------------------------
                                              1992                       1993                      1994               1995
                                   --------------------------  ------------------------  ------------------------  -----------
                                     NUMBER OF                  NUMBER OF                 NUMBER OF                 NUMBER OF
                                     CONTRACTS      AMOUNT      CONTRACTS     AMOUNT      CONTRACTS     AMOUNT      CONTRACTS
                                   -------------  -----------  -----------  -----------  -----------  -----------  -----------
Gross Portfolio..................        9,833     $   529.0       11,139    $   638.4       13,692    $   882.5       17,354
Unadjusted System Delinquency (3)
  31-60 Days.....................          418     $    28.5          407    $    25.8          548    $    27.8          665
  over 60 Days...................          994     $    26.7          418    $    19.9          406    $    20.2          504
Total Unadjusted System
  Delinquencies..................        1,412     $    55.2          825    $    45.7          954    $    48.0        1,169
Total Unadjusted System
 Delinquencies as a Percent of
 the Gross Portfolio.............        14.36%        10.43 %       7.41 %       7.16 %       6.97 %       5.44 %       6.74%
Adjusted Delinquency (4)
  31-60 Days.....................          N/A           N/A          225   $      9.8          275   $     12.0          396
  over 60 Days...................          N/A           N/A          308   $     10.7          271   $     13.1          387
Total Adjusted Delinquencies.....          N/A           N/A          533   $     20.5          546   $     25.1          783
Total Adjusted Delinquencies as a
 Percent of the Gross
 Portfolio.......................          N/A           N/A         4.78 %       3.21 %       3.99 %       2.84 %       4.51%


                                    AMOUNT
                                   ---------
Gross Portfolio..................  $ 1,198.8
Unadjusted System Delinquency (3)
  31-60 Days.....................  $    38.0
  over 60 Days...................  $    38.3
Total Unadjusted System
  Delinquencies..................  $    76.3
Total Unadjusted System
 Delinquencies as a Percent of
 the Gross Portfolio.............       6.36%
Adjusted Delinquency (4)
  31-60 Days.....................  $    17.1
  over 60 Days...................  $    32.7
Total Adjusted Delinquencies.....  $    49.8
Total Adjusted Delinquencies as a
 Percent of the Gross
 Portfolio.......................       4.15%

                                                  AT DECEMBER 31, 1996     AT MARCH 31, 1996       AT MARCH 31, 1997
                                                 ----------------------  ----------------------  ----------------------
                                                  NUMBER OF               NUMBER OF               NUMBER OF
                                                  CONTRACTS    AMOUNT     CONTRACTS    AMOUNT     CONTRACTS    AMOUNT
                                                 -----------  ---------  -----------  ---------  -----------  ---------
Gross Portfolio................................      20,653   $ 1,269.4      18,400   $ 1,275.1      21,342   $ 1,337.4
Unadjusted System Delinquency (3)
  31-60 Days...................................         633   $    33.5         548   $    31.4         746   $    51.0
  over 60 Days.................................         555   $    25.6         594   $    43.7         594   $    27.5
Total Unadjusted System
 Delinquencies.................................       1,188   $    59.1       1,142   $    75.1       1,340   $    78.5
Total Unadjusted System
 Delinquencies as a Percent of the
 Gross Portfolio...............................        5.75%       4.66%       6.21 %      5.89%       6.28 %      5.87%
Adjusted Delinquency (4)
  31-60 Days...................................         445   $    20.3         334   $    15.6         480   $    26.0
  over 60 Days.................................         457   $    19.8         423   $    33.2         499   $    20.8
Total Adjusted Delinquencies...................         902   $    40.1         757   $    48.8         979   $    46.8
Total Adjusted Delinquencies
 as a Percent of the Gross Portfolio...........        4.37 %      3.16%       4.11 %      3.83%       4.59 %      3.50%

------------------------
(1) Amounts and percentages are based on the gross amount of all unpaid installments of principal and unearned finance charges scheduled to be paid on each contract.

(2) Delinquent contracts that have been modified in accordance with CFSC's credit policies may not be considered to be "delinquent" for purposes of this table. Such modifications include extensions, restructurings with skip payments, refinancings, changes of installment due dates, reductions of interest rates, and partial buyouts. See "The Receivables Pools--The Retail Equipment Financing Business--EXTENSION/REVISION PROCEDURES" in the Prospectus. In addition, a contract is no longer considered delinquent and is no longer included in the U.S. ISC Portfolio upon the repossession of its related financed equipment. See "The Receivables Pools--The Retail Equipment Financing Business--REPOSSESSION/WRITEOFF PROCEDURES" in the Prospectus.

(3) A monthly contract is deemed to be "31-60" or "over 60" days past due if the amount due is not collected by the last day of the succeeding or next succeeding month, respectively (I.E., a payment due any time in January is not considered "31-60" days past due unless the amount due remains uncollected on February 28).

(4) Adjustments result primarily from the application of payments made but not allocated by CFSC to the amount then outstanding under delinquent contracts. Increases or decreases in the contract number or dollar amount of contracts in a particular delinquency category result from either the removal of contracts from a particular delinquent status or the shifting of contracts from one delinquency category to another as a result of the adjustment process.

       CREDIT LOSS/REPOSSESSION EXPERIENCE FOR THE U.S. ISC PORTFOLIO(1)
                             (DOLLARS IN MILLIONS)

                                                                                                           THREE MONTHS
                                                                      YEAR ENDED DECEMBER 31,             ENDED MARCH 31,
                                                              ----------------------------------------  -------------------
                                                               1992    1993    1994    1995     1996    1996(5)    1997(5)
                                                              ------  ------  ------  ------  --------  --------   --------
Average Gross Portfolio Outstanding During the Period.......  $574.6  $568.4  $738.5  $1,024.5 $1,214.6 $1,242.0   $1,308.7
Repossessions as a Percent of Average Gross Portfolio
 Outstanding (2)............................................    3.64%   2.66%   0.97%   0.98%     1.02%    0.87%      1.25 %
Net Losses as a Percent of Liquidations (3)(4)..............    1.46%   1.22%   0.42%   0.86%     0.51%    0.40%      0.27 %
Net Losses as a Percent of Average Gross Portfolio
 Outstanding (4)............................................    1.11%   0.79%   0.23%   0.45%     0.30%    0.19%      0.15 %

------------------------
 (1) Except as indicated, all amounts and percentages are based on the gross amount of all unpaid installments of principal and unearned finance charges scheduled to be paid on each contract.

 (2) Repossessions until the third quarter of 1993 represented all unpaid principal and finance charges accrued but not collected for contracts repossessed and terminated during the period, and subsequent to the third quarter of 1993 represented all unpaid principal and finance charges accrued but not collected for contracts repossessed and either terminated or in inventory.

 (3) Liquidations represent a reduction in the outstanding balances of the contracts as a result of cash payments and charge-offs.

 (4) Net Losses are equal to the aggregate amount of principal and finance charges accrued on all contracts which are determined to be uncollectible plus repossession expenses less (i) in the case of repossessed (but not liquidated) financed equipment, the estimated proceeds of liquidation of such equipment, and (ii) in the case of liquidated financed equipment, the actual proceeds of liquidation of such equipment. With respect to Financed Equipment which is repossessed in one calendar year and sold in another, the Net Loss figures for the year of repossession include CFSC's estimate of loss after giving effect to its estimate of the liquidation proceeds, and the Net Loss figures in the subsequent calendar year are increased to reflect the amount by which actual liquidation proceeds are less than such estimate or are decreased to reflect the amount by which actual liquidation proceeds exceed such estimate. The Trust receives proceeds of liquidations but will not have the benefit of subsequent amounts received from Obligors or others (except for recourse payments from Dealers) with respect to a contract after the related financed equipment is sold and the related contract is terminated. The Net Loss figures above give effect to payments by Dealers on a limited number of the contracts which provide for recourse to the related Dealers. See "The Receivables Pools--The Retail Equipment Financing Business--DEALER AGREEMENTS" in the Prospectus and "Certain Legal Aspects of the Receivables--Dealer Recourse Receivables" herein.

(5)  Rates have been annualized.

                       WEIGHTED AVERAGE LIFE OF THE NOTES

    Information regarding certain maturity and prepayment considerations with respect to the Securities is set forth under "Weighted Average Life of the Securities" in the Prospectus. The Class A-2 Noteholders will not receive any principal payments until the Class A-1 Notes are paid in full, the Class A-3 Noteholders will not receive any principal payments until the Class A-2 Notes are paid in full and the Class B Noteholders will not receive any principal payments until the Class A-3 Notes are paid in full. See "Description of the Notes-- The Class A-2 Notes, the Class A-3 Notes and the Class B Notes--PAYMENTS OF PRINCIPAL" herein. In addition, on each Distribution Date, the Class A-1 Noteholders until paid in full, then the Class A-2 Noteholders until paid in full, then the Class A-3 Noteholders until paid in full, and then the Class B Noteholders until paid in full, are entitled to receive amounts on deposit in the Reserve Account in excess of the Specified Reserve Account Balance for such Distribution Date as an accelerated payment of principal.

    No principal payments on the Class B Notes will be made prior to the Distribution Date on which the principal amounts of the Class A Notes have been reduced to zero, See "Description of the Transfer and Servicing
Agreements--Distributions" and "--Reserve Account" herein. If an Event of Default has occurred and the maturity of the Class A Notes has been accelerated, the Class B Noteholders will not be entitled to receive any distributions of interest or principal until the Class A Notes have been paid in full.

    As the rate of payment of principal of the Notes depends primarily on the rate of payment (including prepayments) of the aggregate Principal Balance of the Receivables, final payment of each Class of the Notes could occur significantly earlier than their respective final scheduled Distribution Dates. The Servicer will be permitted to extend the final scheduled payment date of a Receivable; PROVIDED, HOWEVER, if the Servicer extends the final scheduled payment date of a Receivable beyond the Final Maturity Date, the Servicer will be obligated to purchase such Receivable from the Trust. Further, the Servicer will be permitted to refinance an existing Receivable for an Obligor, so long as
(a) the proceeds of such refinancing would be used to repay such existing Receivable in full and (b) such Obligor executes a new Installment Sales Contract with respect to such Receivable. The purchase or refinancing of a Receivable by the Servicer will result in the prepayment of the Principal Balance of such Receivable to the Trust and may result in the reduction of the weighted average life of the Notes. Any extensions of Receivables which do not result in the purchase by the Servicer of such Receivables may lengthen the weighted average remaining term of the Receivables and the weighted average life of the Notes. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" herein and in the Prospectus and "The Receivables Pools--The Retail Equipment Financing Business--EXTENSION/REVISION PROCEDURES" in the Prospectus. Noteholders will bear the risk of being able to reinvest principal payments of the Notes at yields at least equal to the yield on their respective Notes.

                      POOL FACTORS AND TRADING INFORMATION

    Each of the "CLASS A-1 NOTE POOL FACTOR," the "CLASS A-2 NOTE POOL FACTOR" and the "CLASS A-3 NOTE POOL FACTOR" is a seven-digit decimal which the Servicer will compute each month, indicating the remaining outstanding principal amount of the Class A-1 Notes, the Class A-2 Notes or the Class A-3 Notes as of the related Distribution Date, as a fraction of the initial outstanding principal amount of the Class A-1 Notes, the Class A-2 Notes or the Class A-3 Notes, as applicable. Each of the Class A-1 Note Pool Factor, the Class A-2 Note Pool Factor and the Class A-3 Note Pool Factor will be 1.0000000 as of the Closing Date, and thereafter will decline to reflect reductions in the outstanding principal amount of the Class A-1 Notes, the Class A-2 Notes or the Class A-3 Notes, as the case may be. A Class A-1 Noteholder's portion of the aggregate outstanding principal amount of the Class A-1 Notes is the product of (i) the original denomination of the Class A-1 Noteholder's Note and (ii) the Class A-1 Note Pool Factor, a Class A-2 Noteholder's portion of the aggregate outstanding principal amount of the Class A-2 Notes is the product of (i) the original denomination of the Class A-2 Noteholder's Note and (ii) the Class A-2 Note Pool Factor and a Class A-3 Noteholder's portion of the aggregate outstanding principal amount of the Class A-3 Notes is the product of (i) the original denomination of the Class A-3 Noteholder's Note and (ii) the Class A-3 Note Pool Factor.

    The "CLASS B NOTE POOL FACTOR" is a seven-digit decimal which the Servicer will compute each month, indicating the remaining outstanding principal amount of the Class B Notes as of the related Distribution Date, as a fraction of the initial outstanding principal amount of the Class B Notes. The Class B Note Pool Factor will be 1.0000000 as of the Closing Date, and thereafter will decline to reflect reductions in the outstanding principal amount of the Class B Notes. A Class B Noteholder's portion of the outstanding principal amount of the Class B Notes is the product of (i) the original denomination of the Class B Noteholder's Class B Note and (ii) the Class B Note Pool Factor.

    Pursuant to the Indenture, the Noteholders of record will receive monthly reports concerning the payments received on the Receivables, the Pool Balance, the Class A-1 Note Pool Factor, the Class A-2 Note Pool Factor, the Class A-3 Note Pool Factor and the Class B Note Pool Factor and various other items of information. Noteholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Description of the Transfer and Servicing Agreements--Reports to Securityholders" in the Prospectus.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

SOURCES OF CAPITAL AND LIQUIDITY

    The Trust's primary sources of capital will be the net proceeds of the offering of the Notes. See "Formation of the Trust--Capitalization of the Trust" herein.

    The Trust's primary sources of liquidity will be payments on the Receivables and amounts on deposit in the Reserve Account. For a discussion of CFSC's experience pertaining to delinquencies, repossessions and net losses. See "The Receivables Pool--Delinquencies, Repossessions and Net Losses" and "Description of the Transfer and Servicing Agreements--Reserve Account" herein.

RESULTS OF OPERATIONS

    The Trust is newly formed and, accordingly, has no results of operations as of the date of this Prospectus Supplement. Because the Trust does not have any operating history, there has not been included in this Prospectus Supplement any historical or pro forma ratio of earnings to fixed charges. The earnings on the Receivables and other assets owned by the Trust, the interest costs of the Notes and the related operating expenses will determine the Trust's results of operations in the future. The income generated from the Trust's assets will be used to pay principal and interest on the Notes, related operating costs and expenses of the Trust (to the extent not paid by the Servicer) and distributions to the Certificateholders. The principal operating expenses of the Trust are expected to be the Servicing Fee and the Administration Fee.

                                USE OF PROCEEDS

    The net proceeds from the sale of Notes and the Certificates will be applied to the purchase of the Receivables from the Seller and to make the Seller's initial deposit to the Reserve Account. The Seller will apply its net proceeds to the purchase of the Receivables from CFSC.

                    THE SELLER, CATERPILLAR AND THE SERVICER

    For a general discussion of the Seller, Caterpillar and the Servicer, see "The Seller, Caterpillar and the Servicer" in the Prospectus.

CATERPILLAR INC.

    Caterpillar reported profits of $1,361 million on sales and revenues of $16.5 billion for the year ended December 31, 1996 as compared with profits of $1,136 million on sales and revenues of $16.1 billion for the year ended December 31, 1995. As used herein, the term "CATERPILLAR" means Caterpillar Inc. and its consolidated subsidiary companies, unless the context otherwise requires.

CATERPILLAR FINANCIAL SERVICES CORPORATION

    CFSC currently offers the following types of retail financing plans: (1) non-tax (financing) leases; (2) installment sales contracts; (3) tax-oriented leases; (4) customer loans; (5) dealer loans; and (6) governmental lease-purchase contracts. CFSC also currently offers wholesale financing to Caterpillar Dealers. At December 31, 1996, the percentages of total value of CFSC's portfolio represented by these financing plans were as follows: non-tax (financing) leases, 26%; installment sales contracts, 20%; tax-oriented leases, 19%; customer loans, 19%; wholesale financing, 7%; dealer loans, 6%; and governmental lease-purchase contracts, 3%.

    At December 31, 1996, CFSC had 576 full-time employees and serviced 36,683 accounts, including approximately $6.4 billion in gross finance receivables. In the United States, as of December 31, 1996, there were 64 independently owned Dealers and one Dealer that is owned by Caterpillar.

                            DESCRIPTION OF THE NOTES

GENERAL

    The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Indenture will be filed with the Commission following the issuance of the Securities. The following, as well as other pertinent information included elsewhere in this Prospectus Supplement and in the Prospectus, summarizes the material terms of the Notes and the Indenture. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Notes and the Indenture. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Notes of any given series and the related Indenture set forth in the Prospectus, to which description reference is hereby made.

THE CLASS A-1 NOTES

    PAYMENTS OF INTEREST. The Class A-1 Notes will constitute Fixed Rate Securities, as such term is defined under "Certain Information Regarding the Securities--Fixed Rate Securities" in the Prospectus. Interest on the principal
amount of the Class A-1 Notes will accrue at the rate of     % per annum (the
"CLASS A-1 NOTE RATE") (calculated on the basis of a 360-day year and the actual number of days elapsed). Interest on the outstanding principal amount of the Class A-1 Notes will accrue from and including the most recent Distribution Date on which interest has been paid (or, in the case of the initial Distribution Date, from and including the Closing Date) to but excluding the following Distribution Date and will be payable to the Class A-1 Noteholders monthly on each Distribution Date commencing June 25, 1997. "DISTRIBUTION DATE" shall mean the 25th day of each month or, if any such date is not a business day, on the next succeeding business day. Interest accrued as of any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date, together with interest, to the extent permitted by law, on such amount at the Class A-1 Note Rate. Interest payments on the Class A-1 Notes will be generally derived from the Total Distribution Amount remaining after the payment of the Servicing Fee (if CFSC or an affiliate is not the Servicer) and the Administration Fee, and from amounts on deposit in the Reserve Account. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Reserve Account" herein. If the amount of interest on the principal amounts of the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes payable on any Distribution Date exceeds the sum of such remaining portion of the Total Distribution Amount and the amounts on deposit in the Reserve Account, the Class A-1 Noteholders will receive their ratable share (based upon the total amount of interest due to the Class A-1 Noteholders, the Class A-2 Noteholders and the Class A-3 Noteholders) of the amount available to be distributed in respect of interest on the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, and each Class A-1 Noteholder will receive its ratable share (based on the principal amount of its Class A-1 Note and the total amount distributable to the Class A-1 Noteholders) of such amount.

    PAYMENTS OF PRINCIPAL. Principal payments will be made to the Class A-1 Noteholders on each Distribution Date in an amount generally equal to the Principal Distribution Amount until the principal balance of the Class A-1 Notes is reduced to zero. Principal payments on the Class A-1 Notes will generally be derived from the Total Distribution Amount remaining after the payment of the Servicing Fee (if CFSC or an affiliate is not the Servicer), the Administration Fee and the Noteholders' Interest Distributable Amount, and from the amount on deposit in the Reserve Account remaining after the payment of the Noteholders' Interest Distributable Amount. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Reserve Account" herein. Distributions with respect to principal on the Class A-1 Notes will not be made until all interest due on the Notes is paid in full. The outstanding principal amount, if any, of the Class A-1 Notes will be payable in full on the Class A-1 Note Final Scheduled Distribution Date from funds available therefor (including amounts on deposit in the Reserve Account).

    In addition, on each Distribution Date, amounts on deposit in the Reserve Account in excess of the Specified Reserve Account Balance for such Distribution Date shall be paid as principal of the Class A-1 Notes to the extent described under "--The Class A-2 Notes, the Class A-3 Notes and the Class B Notes-- PAYMENTS OF PRINCIPAL" below.

THE CLASS A-2 NOTES, THE CLASS A-3 NOTES AND THE CLASS B NOTES

    PAYMENTS OF INTEREST. The Class A-2 Notes, the Class A-3 Notes and the Class B Notes will constitute Fixed Rate Securities, as such term is defined under "Certain Information Regarding the Securities--Fixed Rate Securities" in the Prospectus. Interest on the principal amount of the Class A-2 Notes will
accrue at the rate of    % per annum (the "CLASS A-2 NOTE RATE"), interest on
the principal amount of the Class A-3 Notes will accrue at the rate of    % per
annum (the "CLASS A-3 NOTE RATE"), and interest on the principal amount of the
Class B Notes will accrue at the rate of    % per annum (the "CLASS B NOTE
RATE") (in each case, calculated on the basis of a 360-day year of twelve 30-day months). Interest on the outstanding principal amount of the Class A-2 Notes, the Class A-3 Notes and the Class B Notes will in each case accrue from and including the most recent Distribution Date on which interest has been paid (or, in the case of the initial Distribution Date, from and including the Closing
Date), to but excluding the following Distribution Date and will be payable to the Class A-2 Noteholders, the Class A-3 Noteholders, and the Class B Noteholders monthly on each Distribution Date commencing June 25, 1997. Interest accrued on any Class of Notes as of any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date together with interest, to the extent permitted by law, on such amount at the interest rate applicable to such Class of Notes. Interest on the Class B Notes will not be paid on any Distribution Date until interest payments on the Class A Notes have been paid in full. Interest payments on the Class A-2 Notes, the Class A-3 Notes, and the Class B Notes will generally be derived from the Total Distribution Amount remaining after the payment of the Servicing Fee (if CFSC or an affiliate is not the Servicer) and the Administration Fee and, in the case of the Class B Notes, payments of the Class A Noteholders' Interest Distributable Amount, and in each case from amounts on deposit in the Reserve Account. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Reserve Account" herein. If the amount of interest on the principal amounts of the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes payable on any Distribution Date exceeds the sum of such remaining portion of the Total Distribution Amount and the amount on deposit in the Reserve Account, each of the Class A-2 Noteholders and the Class A-3 Noteholders will receive their ratable share (based upon the total amount of interest due to the Class A-1 Noteholders, the Class A-2 Noteholders and the Class A-3 Noteholders) of the amount available to be distributed in respect of interest on the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, and each Class A-2 Noteholder and each Class A-3 Noteholder will receive its ratable share (based on the principal amount of its Class A-2 Note or its Class A-3 Note and the total amount distributable to the Class A-2 Noteholders or the Class A-3 Noteholders) of such amount. In such event, the Class B Noteholders will not receive any payments of interest on such Distribution Date.

    In addition, if an Event of Default has occurred and the maturities of the Notes have been accelerated, the Class B Noteholders will not be entitled to any payment of interest or principal until the Class A Notes have been paid in full.

    PAYMENTS OF PRINCIPAL. Principal payments will be made to the Class A-2 Noteholders on each Distribution Date on and after the Distribution Date on which the Class A-1 Notes have been paid in full in an amount equal to the difference between (i) the Principal Distribution Amount and (ii) the portion, if any, of the Principal Distribution Amount paid in respect of the Class A-1 Notes on such Distribution Date. Principal payments will be made to the Class A-3 Noteholders on each Distribution Date on and after the Distribution Date on which the Class A-1 Notes and the Class A-2 Notes have been paid in full in an amount equal to the difference between (i) the Principal Distribution Amount and
(ii) the portion, if any, of the Principal Distribution Amount paid in respect of the Class A-1 Notes and the Class A-2 Notes on such Distribution Date. Principal payments on the Class A-2 Notes and the Class A-3 Notes will be generally derived from the Total Distribution Amount remaining after the payment of the Servicing Fee (if CFSC or an affiliate is not the Servicer), the Administration Fee and the Noteholders' Interest Distributable Amount, and from amounts on deposit in the Reserve Account. Principal payments will be made to the Class B Noteholders on each Distribution Date on or after the Distribution Date on which the Class A Notes are paid in full in an amount equal to the difference between (i) the Principal Distribution Amount and (ii) the portion, if any, of the Principal Distribution Amount paid in respect to the Class A Notes on such Distribution Date. Principal payments on the Class B Notes will be generally derived from the Total

Distribution Amount remaining after the payment of the Servicing Fee (if CFSC or an affiliate is not the Servicer), the Administration Fee, the Class B Noteholders' Interest Distributable Amount and the Class A Noteholders' Distributable Amount, and from amounts on deposit in the Reserve Account. The Class B Noteholders will not receive any principal payments until the Class A Notes have been paid in full.

    In addition, on each Distribution Date, amounts on deposit in the Reserve Account (after giving effect to all distributions to be made from the Reserve Account on such Distribution Date) in excess of the Specified Reserve Account Balance for such Distribution Date will be released from the Reserve Account and will be distributed first to the Class A-1 Noteholders as a payment of principal (until the Class A-1 Notes have been paid in full), then to the Class A-2 Noteholders as a payment of principal (until the Class A-2 Notes have been paid in full), then to the Class A-3 Noteholders as a payment of principal (until the Class A-3 Notes have been paid in full) and then to the Class B Notes as a payment of principal (until the Class B Notes have been paid in full). See "Description of the Transfer and Servicing Agreements--Distributions" and "--Reserve Account" herein.

    The outstanding principal amount, if any, of the Class A-2 Notes will be payable in full on the Class A-2 Note Final Scheduled Distribution Date from funds available therefor (including any amounts on deposit in the Reserve Account), the outstanding principal amount, if any, of the Class A-3 Notes will be payable in full on the Class A-3 Note Final Scheduled Distribution Date from available funds therefor and the outstanding principal amount, if any, of the Class B Notes will be payable in full on the Class B Note Final Scheduled Distribution Date from available funds therefore (including in each case any amounts on deposit in the Reserve Account).

    In addition, if an Event of Default has occurred and the maturities of the Notes have been accelerated, the Class A Noteholders of each Class of Class A Notes will be entitled to be paid principal pro rata on the basis of the ratio of the principal amount of such Class A Noteholder's Class A Note to the aggregate principal amount of the Class A Notes, and the Class B Noteholders will not be entitled to receive any distributions of interest or principal until the Class A Notes have been paid in full.

    OPTIONAL PREPAYMENT. The Class A-3 Notes and the Class B Notes will be prepaid in whole, but not in part, at the Class A-3 Note Prepayment Price and the Class B Note Prepayment Price, respectively, on any Distribution Date after the Class A-1 Notes and the Class A-2 Notes have been paid in full, if the Servicer exercises its option to purchase the Receivables for a purchase price equal to the sum of the Class A-3 Note Prepayment Price and the Class B Note Prepayment Price, which option may be exercised when the Pool Balance has been reduced to 10% or less of the Initial Pool Balance. The prepayment price (the "CLASS A-3 NOTE PREPAYMENT PRICE") for the Class A-3 Notes will be equal to the unpaid principal amount of the Class A-3 Notes, plus accrued and unpaid interest thereon at the Class A-3 Note Rate plus, to the extent permitted by law, interest on any past due interest at the Class A-3 Note Rate. The prepayment price (the "CLASS B NOTE PREPAYMENT PRICE") for the Class B Notes will be equal to the unpaid principal amount of the Class B Notes, plus accrued and unpaid interest thereon at the Class B Note Rate plus, to the extent permitted by law, interest on any past due interest at the Class B Note Rate. See "Description of the Transfer and Servicing Agreements--Termination" in the Prospectus.

    THE INDENTURE TRUSTEE. The First National Bank of Chicago is the Indenture Trustee under the Indenture. The First National Bank of Chicago is a national banking association and its corporate trust offices are located at One First National Plaza, Chicago, Illinois 60603. In the ordinary course of their business, the Indenture Trustee and its affiliates have engaged and may in the future engage in commercial banking or financial advisory transactions with CFSC and its affiliates.

THE INDENTURE

    EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT. Pursuant to the Trust Indenture Act of 1939, as amended, the Indenture Trustee may be deemed to have a conflict of interest and be required to resign as trustee for either the Class A Notes or the Class B Notes if a default occurs under the Indenture. In these circumstances, the Indenture will provide for a successor trustee to be appointed for one or both of the Class A Notes and Class B Notes, in order that there be separate trustees for each of the Class A Notes and the

Class B Notes. So long as any amounts remain unpaid with respect to the Class A Notes, only the indenture trustee for the Class A Noteholders will have the right to exercise remedies under the Indenture (but the Class B Noteholders will be entitled to their share of any proceeds of enforcement, subject to the subordination of the Class B Notes to the Class A Notes as described herein), and only the Class A Noteholders will have the right to direct or consent to any action to be taken, including sale of the Receivables, until the Class A Notes are paid in full. Upon repayment of the Class A Notes in full, all rights to exercise remedies under the Indenture will transfer to the trustee for the Class B Notes. Any resignation of the original Indenture Trustee as described above with respect to any Class of Notes will become effective only upon the appointment of a successor trustee for such Class of Notes and such successor's acceptance of such appointment.

                        DESCRIPTION OF THE CERTIFICATES

    The Certificates will be issued by the Trust pursuant to the Trust Agreement. The Seller will initially purchase the entire principal amount of the
Certificates. The Certificates will bear interest at the rate of     % per annum
(the "CERTIFICATE RATE").

    Distributions of interest and principal on the Certificates will be subordinate in priority of payment to interest and principal due on the Notes to the extent described herein. Funds on deposit in the Reserve Account will not be available to cover scheduled payments with respect to the Certificates.

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

    The following, as well as other information included elsewhere in this Prospectus Supplement and in the Prospectus, summarizes the material terms of the Sale and Servicing Agreement, the Purchase Agreement, the Administration Agreement, and the Trust Agreement (collectively, the "TRANSFER AND SERVICING AGREEMENTS," forms of which have been filed as exhibits to the Registration Statement). Copies of the Transfer and Servicing Agreements will be filed with the Commission following the issuance of the Securities. The following summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Transfer and Servicing Agreements. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Transfer and Servicing Agreements set forth under the heading "Description of the Transfer and Servicing Agreements" in the Prospectus, to which description reference is hereby made.

SALE AND ASSIGNMENT OF RECEIVABLES

    Certain information with respect to the conveyances on the Closing Date of the Receivables from CFSC to the Seller pursuant to the Purchase Agreement and from the Seller to the Trust pursuant to the Sale and Servicing Agreement is set forth under "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" in the Prospectus. Under certain circumstances relating to breaches of representations and warranties, CFSC will be required to purchase Receivables from the Trust. See "Weighted Average Life of the Notes" herein and "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" in the Prospectus.

ACCOUNTS

    In addition to the Trust Accounts referred to in the Prospectus under "Description of the Transfer and Servicing Agreements--Accounts," the Seller will establish and maintain the Reserve Account in the name of the Indenture Trustee on behalf of the Noteholders and the Certificateholders. See "--Reserve Account" below.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    The Servicing Fee Rate with respect to the Servicing Fee to be paid to the Servicer with respect to each Collection Period will be 1.0% per annum of the Pool Balance as of the first day of such Collection Period. The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates) will be paid solely to the extent of the Total Distribution Amount. If CFSC or an affiliate is no longer the Servicer, the Servicing Fee will be paid prior to the distribution of any portion of the Total Distribution Amount to the Administrator and the Class A Noteholders or the Class B Noteholders, and except under certain circumstances, deposits into the Collection Account shall be made net of such amounts. The Servicer shall also be entitled to any Servicer's Yield, and deposits into the Collection Account shall be made net of such amounts. See "Description of the Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses" and "--Net Deposits" in the Prospectus.

RIGHTS UPON SERVICER DEFAULT

    In the event a Servicer Default occurs, the Indenture Trustee or the Class A Noteholders evidencing not less than 25% of the outstanding principal amount of the Class A Notes may remove the Servicer without the consent of the Owner Trustee or any of the Class B Noteholders. The related Owner Trustee or the Class B Noteholders will not have the ability to remove the Servicer if a Servicer Default occurs until the Class A Notes have been paid in full.

WAIVER OF PAST DEFAULTS

    In the event a Servicer Default occurs, the Class A Noteholders evidencing more than 50% of the outstanding principal amount of the Class A Notes may, with certain specified exceptions, waive any Servicer Defaults, without the consent of the Owner Trustee or any of the Class B Noteholders. The related Owner Trustee or the Class B Noteholders will not have the right to determine whether any Servicer Default should be waived until the Class A Notes have been paid in full.

DISTRIBUTIONS

    DEPOSITS TO COLLECTION ACCOUNT. By the fifth business day prior to a Distribution Date (each, a "DETERMINATION DATE"), the Servicer will provide the Indenture Trustee with certain information with respect to the related Collection Period, including the amount of aggregate collections on the Receivables and the aggregate Purchase Amount of Receivables required to be repurchased by the Seller or required to be purchased by the Servicer.

    Unless the Servicer has been making deposits of collections throughout the related Collection Period, on or before the business day preceding each Distribution Date the Servicer will cause the Total Distribution Amount to be deposited into the Collection Account.

    The "TOTAL DISTRIBUTION AMOUNT" for a Distribution Date shall be the sum of the aggregate collections (including any Liquidation Proceeds, any Purchase Amounts paid by the Seller and the Servicer and any amounts received from Dealers with respect to Receivables) received in respect of the Receivables during the related Collection Period and Investment Earnings on the Trust Accounts during such Collection Period. The Total Distribution Amount on any Distribution Date shall exclude all payments and proceeds (including any Liquidation Proceeds and any amounts received from Dealers with respect to Receivables) of (i) any Receivables the Purchase Amount of which has been included in the Total Distribution Amount in a prior Collection Period, (ii) any Liquidated Receivable after and to the extent of the reassignment of such Liquidated Receivable by the Trust to the Seller and (iii) any Servicer's Yield.

    "LIQUIDATED RECEIVABLES" means defaulted Receivables in respect of which the Financed Equipment has been sold or otherwise disposed of, and "LIQUIDATION PROCEEDS" means all proceeds relating to the Liquidated Receivables (including proceeds of sale of the Financed Equipment), net of expenses incurred by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Receivables.

    The "PRINCIPAL DISTRIBUTION AMOUNT" for a Distribution Date shall be the sum of the following amounts, without duplication, with respect to the preceding Collection Period: (i) that portion of all collections on the Receivables (including any Liquidation Proceeds and any amounts received from Dealers with respect to Receivables) allocable to principal; (ii) the amount of Realized Losses for the related Collection Period (except to the extent included in (iii) below); and (iii) the Principal Balance of each Receivable that the Servicer became obligated to purchase or that the Seller became obligated to repurchase during the related Collection Period (except to the extent included in (i) above).

    DEPOSITS TO THE DISTRIBUTION ACCOUNTS. Prior to each Distribution Date, the Servicer shall instruct the Indenture Trustee to make deposits and distributions for receipt by the Servicer or Administrator or for deposit in the applicable Trust Account on the following Distribution Date.

    Distributions of the Total Distribution Amount shall be made in the following order of priority (except as described herein):

           (i)
           to the Servicer (if CFSC or an affiliate is not the Servicer), the Servicing Fee and all unpaid Servicing Fees from prior Collection
    Periods;

          (ii)
           to the Administrator, the Administration Fee and all unpaid Administration Fees from prior Collection Periods;

         (iii)
           to the Class A Note Distribution Account, the Class A Noteholders' Interest Distributable Amount;

          (iv)
           to the Class B Note Distribution Account, the Class B Noteholders' Interest Distributable Amount;

           (v)
           to the Class A Note Distribution Account, the Class A-1 Noteholders' Principal Distributable Amount;

          (vi)
           to the Class A Note Distribution Account, the Class A-2 Noteholders' Principal Distributable Amount;

         (vii)
           to the Class A Note Distribution Account, the Class A-3 Noteholders' Principal Distributable Amount;

        (viii)
           to the Class B Note Distribution Account, the Class B Noteholders' Principal Distributable Amount;

          (ix)
           to the Servicer (if CFSC or an affiliate is the Servicer), the Servicing Fee and all unpaid Servicing Fees from prior Collection
    Periods;

           (x)
           to the Reserve Account, an amount equal to the excess of the Specified Reserve Account Balance over the amount on deposit in the
    Reserve Account on such Distribution Date;

          (xi)
           to the Certificate Distribution Account, the Certificateholders' Interest Distributable Amount;

         (xii)
           to the Certificate Distribution Account, the Certificateholders' Principal Distributable Amount; and

        (xiii)
           to the Reserve Account, the remaining Total Distribution Amount.

    Notwithstanding the foregoing, if an Event of Default has occurred and the maturity of the Notes has been accelerated, the Class A Noteholders of each Class of Class A Notes will be entitled to be paid principal pro rata on the basis of the ratio of the principal amount of such Class A Noteholder's Class A Note to the aggregate principal amount of the Class A Notes of all Classes and the Class B Noteholders and the Certificateholders will not be entitled to receive any distributions of interest or principal until the Class A Notes have been paid in full.

    Funds will be withdrawn from amounts on deposit in the Reserve Account to the extent that the Total Distribution Amount (after the payment of the Servicing Fee (if CFSC or an affiliate is not the Servicer) and the Administration Fee) and the deposit of the Class B Noteholders' Interest Distributable Amount in the Class B Note Distribution Account with respect to any Collection Period is less than the Class A Noteholders' Distributable Amount, and funds in the amount of such deficiency up to the amount on deposit in the Reserve Account will be deposited in the Class A Note Distribution Account. In addition, funds will be withdrawn from amounts on deposit in the Reserve Account to the extent that the portion of the Total Distribution Amount remaining after the payment of the Servicing Fee (if CFSC or an affiliate is not the Servicer) and the Administration Fee and the deposit of the Class A Noteholders' Distributable Amount in the Class A Note Distribution Account is less than the Class B Noteholders' Distributable Amount, and funds in the amount of such deficiency up to the amount on deposit in the Reserve Account will be deposited in the Class B Note Distribution Account.

    "APR" means, with respect to any Receivable, the annual percentage rate of interest represented by such Receivable, based on its Principal Balance. The APR of any subsidized Receivable does not take into account any amounts paid to CFSC by Caterpillar with respect thereto at its origination.

    "CERTIFICATE BALANCE" equals, on the Closing Date, $8,666,681 and, thereafter, equals $8,666,681, reduced by all amounts allocable to principal previously distributed to Certificateholders. The Certificate Balance shall also be reduced on any Distribution Date by the excess, if any, of (i) the sum of (A) the Certificate Balance and (B) the outstanding principal amount of the Notes (in each case after giving effect to amounts in respect of principal to be deposited in the Certificate Distribution Account, the Class A Note Distribution Account and the Class B Note Distribution Account on such Distribution Date), over (ii) the sum of (A) the Pool Balance as of the close of business on the last day of the preceding Collection Period and (B) the amount on deposit in the Reserve Account after giving effect to any distributions therefrom on such Distribution Date. Thereafter, the Certificate Balance shall be increased to the extent that any portion of the Total Distribution Amount is available to pay the existing Certificateholders' Principal Carryover Shortfall, but not by more than the aggregate reductions in the Certificate Balance set forth in the preceding sentence.

    "CERTIFICATEHOLDERS' DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the sum of (i) the Certificateholders' Principal Distributable Amount and (ii) the Certificateholders' Interest Distributable Amount.

    "CERTIFICATEHOLDERS' INTEREST CARRYOVER SHORTFALL" means, with respect to any Distribution Date, the sum of (i) the excess, if any, of (A) the sum of (1) the Certificateholders' Monthly Interest Distributable Amount for the preceding Distribution Date and (2) any outstanding Certificateholders' Interest Carryover Shortfall on such preceding Distribution Date, over (B) the amount in respect of interest that is actually deposited in the Certificate Distribution Account on such preceding Distribution Date, and (ii) interest on such excess, to the extent permitted by law, at the Certificate Rate.

    "CERTIFICATEHOLDERS' INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Interest Distributable Amount for such Distribution Date and the Certificateholders' Interest Carryover Shortfall for such Distribution Date.

    "CERTIFICATEHOLDERS' MONTHLY INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, an amount equal to the aggregate interest accrued on the Certificates at the Certificate Rate from and including the preceding Distribution Date (or from and including the Closing Date in the case of the initial Distribution Date) to but excluding such Distribution Date (based on a 360-day year of twelve 30-day months).

    "CERTIFICATEHOLDERS' MONTHLY PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date on or after the Distribution Date on which the principal amounts of the Class A Notes and Class B Notes are reduced to zero, the Principal Distribution Amount (less the portion thereof, if any, applied on such Distribution Date to reduce the principal amount of the Class A Notes and the Class B Notes to zero, which shall be deposited into the Class A Note Distribution Account and the Class B Note Distribution Account, as applicable).

    "CERTIFICATEHOLDERS' PRINCIPAL CARRYOVER SHORTFALL" means, as of the close of any Distribution Date, the sum of (i) the excess, if any, of (A) the sum of
(1) the Certificateholders' Monthly Principal Distributable Amount and (2) any outstanding Certificateholders' Principal Carryover Shortfall from the preceding Distribution Date, over (B) the amount in respect of principal that is actually deposited in the Certificate Distribution Account and (ii) the unreimbursed portion of the amount by which the Certificate Balance has been reduced as described in the second sentence of the definition of "Certificate Balance" above.

    "CERTIFICATEHOLDERS' PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the sum of (i) the Certificateholders' Monthly Principal Distributable Amount for such Distribution Date and (ii) the Certificateholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; PROVIDED, HOWEVER, that, until an amount sufficient to reduce the outstanding principal amounts of the Class A Notes and the Class B Notes to zero has been deposited into the Class A Note Distribution Account and the Class B Note Distribution Account, as applicable, the Certificateholders' Principal Distributable

Amount shall be zero; PROVIDED, FURTHER, that the sum of clauses (i) and (ii) shall not exceed the Certificate Balance, and on the final scheduled Distribution Date with respect to the Certificates, the Certificateholders' Principal Distributable Amount will include the amount necessary (after giving effect to the other amounts to be deposited in the Certificate Distribution Account on such Distribution Date and allocable to principal) to reduce the Certificate Balance to zero.

    "CLASS A NOTE DISTRIBUTION ACCOUNT" shall mean a Note Distribution Account established for the benefit of the Class A Noteholders.

    "CLASS A NOTEHOLDERS' DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the sum of (i) the Class A-1 Noteholders' Principal Distributable Amount, (ii) the Class A-2 Noteholders' Principal Distributable Amount, (iii) the Class A-3 Noteholders' Principal Distributable Amount and (iv) the Class A Noteholders' Interest Distributable Amount.

    "CLASS A NOTEHOLDERS' INTEREST CARRYOVER SHORTFALL" means, with respect to any Distribution Date, the sum of (i) the excess, if any, of (A) the sum of (1) the Class A Noteholders' Monthly Interest Distributable Amount for the preceding Distribution Date and (2) any outstanding Class A Noteholders' Interest Carryover Shortfall on such preceding Distribution Date, over (B) the amount in respect of interest that is actually deposited in the Class A Note Distribution Account on such preceding Distribution Date, and (ii) interest on the amount of interest due but not paid to Class A Noteholders on the preceding Distribution Date, to the extent permitted by law, at the applicable interest rate or rates borne by such Class A Notes from such preceding Distribution Date through such current Distribution Date.

    "CLASS A NOTEHOLDERS' INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the sum of the Class A Noteholders' Monthly Interest Distributable Amount for such Distribution Date and the Class A Noteholders' Interest Carryover Shortfall for such Distribution Date.

    "CLASS A NOTEHOLDERS' MONTHLY INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, an amount equal to the aggregate amount of interest accrued on the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes at their respective interest rates from and including the preceding Distribution Date (or, in the case of the initial Distribution Date, from and including the Closing Date), to but excluding such Distribution Date (with respect to the Class A-1 Notes, based on a 360-day year and the actual number of days elapsed, and with respect to the A-2 Notes and A-3 Notes, in each case based on a 360-day year of twelve 30-day months).

    "CLASS A-1 NOTE FINAL SCHEDULED DISTRIBUTION DATE" means the May 1998 Distribution Date.

    "CLASS A-1 NOTEHOLDERS' MONTHLY PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date until the Distribution Date on which the outstanding principal amount of the Class A-1 Notes has been reduced to zero, the Principal Distribution Amount for such Distribution Date. In addition, on each Distribution Date, amounts on deposit in the Reserve Account in excess of the Specified Reserve Account Balance shall be paid as principal of the Class A-1 Notes to the extent described under "--Reserve Account" below.

    "CLASS A-1 NOTEHOLDERS' PRINCIPAL CARRYOVER SHORTFALL" means, as of the close of any Distribution Date, the excess, if any, of (i) the sum of (A) the Class A-1 Noteholders' Monthly Principal Distributable Amount for such Distribution Date and (B) any outstanding Class A-1 Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date over (ii) the amount in respect of principal that is actually deposited in the Class A Note Distribution Account in respect of the Class A-1 Notes.

    "CLASS A-1 NOTEHOLDERS' PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the sum of (i) the Class A-1 Noteholders' Monthly Principal Distributable Amount for such Distribution Date and (ii) the Class A-1 Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; PROVIDED, HOWEVER, that the sum of clauses (i) and (ii) above shall not exceed the outstanding principal amount of the Class A-1 Notes, and on the Class A-1 Note Final Scheduled Distribution Date, the Class A-1 Noteholders' Principal Distributable Amount will include the amount necessary

(after giving effect to the other amounts to be deposited in the Class A Note Distribution Account on such Distribution Date and allocable to principal) to reduce the outstanding principal amount of the Class A-1 Notes to zero.

    "CLASS A-2 NOTE FINAL SCHEDULED DISTRIBUTION DATE" means the July 2000 Distribution Date.

    "CLASS A-2 NOTEHOLDERS' MONTHLY PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date on or after the Distribution Date on which an amount sufficient to reduce the outstanding principal amount of the Class A-1 Notes to zero has been deposited in the Class A Note Distribution Account, the excess, if any, of (i) the Principal Distribution Amount over (ii) the portion of the Principal Distribution Amount, if any, applied to reduce the outstanding principal amount of the Class A-1 Notes to zero on such Distribution Date. In addition, on each Distribution Date, amounts on deposit in the Reserve Account in excess of the Specified Reserve Account Balance for such Distribution Date shall be paid as principal of the Class A-2 Notes to the extent described under "--Reserve Account" below.

    "CLASS A-2 NOTEHOLDERS' PRINCIPAL CARRYOVER SHORTFALL" means, as of the close of any Distribution Date, the excess, if any, of (i) the sum of (A) the Class A-2 Noteholders' Monthly Principal Distributable Amount for such Distribution Date and (B) any outstanding Class A-2 Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date over (ii) the amount in respect of principal that is actually deposited in the Class A Note Distribution Account in respect of the Class A-2 Notes.

    "CLASS A-2 NOTEHOLDERS' PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the sum of (i) the Class A-2 Noteholders' Monthly Principal Distributable Amount for such Distribution Date and (ii) the Class A-2 Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; PROVIDED, HOWEVER, that, until an amount sufficient to reduce the outstanding principal amount of the Class A-1 Notes to zero has been deposited in the Class A Note Distribution Account, the Class A-2 Noteholders' Principal Distributable Amount shall be zero; PROVIDED, FURTHER, that the sum of clauses (i) and (ii) shall not exceed the outstanding principal amount of the Class A-2 Notes, and on the Class A-2 Note Final Scheduled Distribution Date, the Class A-2 Noteholders' Principal Distributable Amount will include the amount necessary (after giving effect to the other amounts to be deposited in the Class A Note Distribution Account on such Distribution Date and allocable to principal) to reduce the outstanding principal amount of the Class A-2 Notes to zero.

    "CLASS A-3 NOTE FINAL SCHEDULED DISTRIBUTION DATE" means the May 2003 Distribution Date.

    "CLASS A-3 NOTEHOLDERS' MONTHLY PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date on or after the Distribution Date on which an amount sufficient to reduce the outstanding principal amount of the Class A-1 Notes and the Class A-2 Notes to zero has been deposited in the Class A Note Distribution Account, the excess, if any, of (i) the Principal Distribution Amount over (ii) the portion of the Principal Distribution Amount, if any, applied to reduce the outstanding principal amount of the Class A-1 Notes and the Class A-2 Notes to zero on such Distribution Date. In addition, on each Distribution Date, amounts on deposit in the Reserve Account in excess of the Specified Reserve Account Balance for such Distribution Date shall be paid as principal of the Class A-3 Notes to the extent described under "-- Reserve Account" below.

    "CLASS A-3 NOTEHOLDERS' PRINCIPAL CARRYOVER SHORTFALL" means, as of the close of any Distribution Date, the excess, if any, of (i) the sum of (A) the Class A-3 Noteholders' Monthly Principal Distributable Amount for such Distribution Date and (B) any outstanding Class A-3 Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date over (ii) the amount in respect of principal that is actually deposited in the Class A Note Distribution Account in respect of the Class A-3 Notes.

    "CLASS A-3 NOTEHOLDERS' PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the sum of (i) the Class A-3 Noteholders' Monthly Principal Distributable Amount for such Distribution Date and (ii) the Class A-3 Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; PROVIDED, HOWEVER, that, until an amount sufficient to reduce the outstanding principal amount of the Class A-1 Notes and the Class A-2 Notes to zero has been deposited in the Class A Note Distribution Account, the Class A-3 Noteholders' Principal Distributable Amount shall be zero; PROVIDED,

FURTHER, that the sum of clauses (i) and (ii) shall not exceed the outstanding principal amount of the Class A-3 Notes, and on the Class A-3 Note Final Scheduled Distribution Date, the Class A-3 Noteholders' Principal Distributable Amount will include the amount necessary (after giving effect to the other amounts to be deposited in the Class A Note Distribution Account on such Distribution Date and allocable to principal) to reduce the outstanding principal amount of the Class A-3 Notes to zero.

    "CLASS B NOTE DISTRIBUTION ACCOUNT" shall mean a Note Distribution Account established for the benefit of the Class B Noteholders.

    "CLASS B NOTE FINAL SCHEDULED DISTRIBUTION DATE" means the May 2003 Distribution Date.

    "CLASS B NOTEHOLDERS' DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the sum of (i) the Class B Noteholders' Principal Distributable Amount and (ii) the Class B Noteholders' Interest Distributable Amount.

    "CLASS B NOTEHOLDERS' INTEREST CARRYOVER SHORTFALL" means, with respect to any Distribution Date, the sum of (i) the excess, if any, of (A) the sum of (1) the Class B Noteholders' Monthly Interest Distributable Amount for the preceding Distribution Date and (2) any outstanding Class B Noteholders' Interest Carryover Shortfall on such preceding Distribution Date, over (B) the amount in respect of interest that is actually deposited in the Class B Note Distribution Account on such preceding Distribution Date, and (ii) interest on such excess, to the extent permitted by law, at the Class B Note Rate.

    "CLASS B NOTEHOLDERS' INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the sum of the Class B Noteholders' Monthly Interest Distributable Amount for such Distribution Date and the Class B Noteholders' Interest Carryover Shortfall for such Distribution Date.

    "CLASS B NOTEHOLDERS' MONTHLY INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, an amount equal to the aggregate interest accrued on the Class B Notes at the Class B Note Rate from and including the preceding Distribution Date (or from and including the Closing Date in the case of the initial Distribution Date) to but excluding such Distribution Date (based on a 360-day year of twelve 30-day months).

    "CLASS B NOTEHOLDERS' MONTHLY PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date on or after the Distribution Date on which the principal amounts of the Class A Notes are reduced to zero, the excess, if any, of (i) the Principal Distribution Amount over (ii) the portion of the Principal Distribution Amount, if any, applied on such Distribution Date to reduce the principal amounts of the Class A Notes to zero. In addition, on each Distribution Date, amounts on deposit in the Reserve Account in excess of the Specified Reserve Account Balance for such Distribution Date shall be paid as principal of the Class B Notes to the extent described under "--Reserve Account" below.

    "CLASS B NOTEHOLDERS' PRINCIPAL CARRYOVER SHORTFALL" means, as of the close of any Distribution Date, the excess, if any, of (i) the sum of (A) the Class B Noteholders' Monthly Principal Distributable Amount and (B) any outstanding Class B Noteholders' Principal Carryover Shortfall from the preceding Distribution Date, over (ii) the amount in respect of principal that is actually deposited in the Class B Note Distribution Account.

    "CLASS B NOTEHOLDERS' PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the sum of (i) the Class B Noteholders' Monthly Principal Distributable Amount for such Distribution Date and (ii) the Class B Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; PROVIDED, HOWEVER, that, until an amount sufficient to reduce the outstanding principal amounts of the Class A Notes to zero has been deposited in the Class A Note Distribution Account, the Class B Noteholders' Principal Distributable Amount shall be zero; PROVIDED, FURTHER, that the sum of clauses (i) and (ii) shall not exceed the outstanding principal amount of the Class B Notes, and on the Class B Note Final Scheduled Distribution Date, the Class B Noteholders' Principal Distributable Amount will include the amount necessary (after giving effect to the other amounts to be deposited in the Class B Note Distribution Account on such Distribution Date and allocable to principal) to reduce the outstanding principal amount of the Class B Notes to zero.

    "COLLECTION PERIOD" means, with respect to the first Distribution Date, the calendar month ending on May 31, 1997, and with respect to each subsequent Distribution Date, the preceding calendar month.

    "NOTEHOLDERS' INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the sum of (i) the Class A Noteholders' Interest Distributable Amount for such Distribution Date and (ii) the Class B Noteholders' Interest Distributable Amount for such Distribution Date.

    "CUT-OFF DATE APR" is 8.47%, which is the weighted average APR of the Receivables as of the Cut-off Date.

    "INITIAL POOL BALANCE" means $346,636,681.02, which is the sum of the Principal Balances of each Receivable as of the Cut-off Date.

    "POOL BALANCE" means, at any time, the aggregate Principal Balance of the Receivables at the end of the preceding Collection Period, after giving effect to all payments received from Obligors and Purchase Amounts remitted by the Seller or the Servicer, as the case may be, for such Collection Period, and to all Realized Losses on Liquidated Receivables during such Collection Period.

    "REALIZED LOSSES" means, with respect to any Collection Period, (i) the excess of the Principal Balance of the Liquidated Receivables over Liquidation Proceeds for such Collection Period to the extent allocable to principal and
(ii) amounts payable by Dealers with respect to Over-Rate Receivables which are deemed uncollectible by the Servicer.

    On each Distribution Date, all amounts on deposit in the Class A Note Distribution Account will be distributed to the Class A Noteholders, all amounts on deposit in the Class B Note Distribution Account will be distributed to the Class B Noteholders and all amounts on deposit in the Certificate Distribution Account will be distributed to the Certificateholders.

RESERVE ACCOUNT

    The rights of the Class B Noteholders to receive distributions with respect to the Receivables generally will be subordinated to the rights of the Class A Noteholders in the event of defaults and delinquencies on the Receivables, as provided in the Indenture, the Trust Agreement and the Sale and Servicing Agreement. The protection afforded to the Class A Noteholders through subordination will be effected by the preferential right of the Class A Noteholders to receive both current distributions with respect to the Receivables and withdrawals from the Reserve Account. The Reserve Account will be created with an initial deposit by the Seller on the Closing Date of at least $7,799,325 (the "RESERVE ACCOUNT INITIAL DEPOSIT") and will be augmented on each Distribution Date by the deposit therein of the Total Distribution Amount remaining after the payment of the Servicing Fee (in the priority described herein), the Administration Fee, the deposit of the Class A Noteholders' Interest Distributable Amount and the Class A Noteholders' Principal Distributable Amount in the Class A Note Distribution Account and the deposit of the Class B Noteholders' Distributable Amount in the Class B Note Distribution Account up to an amount equal to the excess of the Specified Reserve Account Balance over the amount on deposit in the Reserve Account, and will be further augmented on such Distribution Date by the deposit therein of the Total Distribution Amount remaining after payment of such amounts and deposit in the Certificate Distribution Account of amounts to be distributed to the Certificateholders on such Distribution Date, in each case as described above under "-- Distributions." Amounts on deposit in the Reserve Account will be released on each Distribution Date to the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders and/or the Class B Noteholders on account of their respective principal amounts, as described herein, to the extent that the amount on deposit in the Reserve Account (after giving effect to withdrawals made on such Distribution Date) exceeds the Specified Reserve Account Balance on such Distribution Date.

    The "SPECIFIED RESERVE ACCOUNT BALANCE," with respect to any Distribution Date, will be equal to the lesser of (a) the outstanding principal balance of the Notes and (b) $7,799,325 (which is equal to 2.25% of the Initial Pool Balance).

    On each Distribution Date, if the amount on deposit in the Reserve Account (after giving effect to all deposits or withdrawals therefrom on such Distribution Date, other than withdrawals described in this sentence) is greater than the Specified Reserve Account Balance for such Distribution Date, the Servicer shall instruct the Indenture Trustee to deposit all of the amount of the excess in the Class A Note Distribution Account for distribution first to the Class A-1 Noteholders as a payment of principal on such Distribution Date (until the Class A-1 Notes are paid in full), then to the Class A-2 Noteholders as a payment of principal on such Distribution Date (until the Class A-2 Notes have been paid in full), and then to the Class A-3 Noteholders as a payment of principal (until the Class A-3 Notes have been paid in full), and then the Servicer shall instruct the Indenture Trustee to deposit all or the amount of the excess in the Class B Distribution Account for distribution to the Class B Noteholders as payment of principal (until the Class B Notes have been paid in full). Upon the Class B Final Scheduled Distribution Date or the date of the optional purchase of the Receivables by the Servicer (but only after payment of all interest and principal of the Notes and Certificates), the Servicer shall instruct the Indenture Trustee to distribute the Reserve Account balance to the Seller. Upon any distribution to the Seller of amounts from the Reserve Account, the Noteholders will not have any rights in, or claims to, such amounts.

    Funds will be withdrawn from the amounts on deposit in the Reserve Account to the extent that the Total Distribution Amount remaining after the payment of the Servicing Fee (if CFSC or an affiliate is not the Servicer) and the Administration Fee and the deposit of the Class B Noteholders' Interest Distributable Amount in the Class B Note Distribution Account with respect to any Collection Period is less than the Class A Noteholders' Distributable Amount, and funds in the amount of such deficiency up to the amount on deposit in the Reserve Account will be deposited in the Class A Note Distribution Account. In addition, funds will be withdrawn from amounts on deposit in the Reserve Account to the extent that the portion of the Total Distribution Amount remaining after the payment of the Servicing Fee (if CFSC or an affiliate is not the Servicer) and the Administration Fee and the deposit of the Class A Noteholders' Distributable Amount in the Class A Note Distribution Account is less than the Class B Noteholders' Distributable Amount, and funds in the amount of such deficiency up to the amount on deposit in the Reserve Account will be deposited in the Class B Note Distribution Account.

    If on any Distribution Date the entire Class A Noteholders' Interest Distributable Amount for such Distribution Date (after giving effect to any amounts withdrawn from the Reserve Account) is not deposited in the Class A Note Distribution Account, the Class B Noteholders will not receive any distributions on account of interest. The Class B Noteholders will not receive any principal payments until the Class A Notes have been paid in full.

    The availability of funds in the Reserve Account and the overcollateralization provided by the Certificates is intended to enhance the likelihood of receipt by the Noteholders of the full amount of principal and interest due them and to decrease the likelihood that the Noteholders will experience losses. In addition, the subordination of the Class B Notes to the Class A Notes is intended to provide the Class A Noteholders with these same protections. However, because in certain circumstances the Reserve Account could be depleted and/or the aggregate amount of Realized Losses could exceed the outstanding principal amount of the Class B Notes and the overcollateralization provided by the Certificates, these protections are limited.

NET DEPOSITS

    As an administrative convenience, the Servicer will be permitted to make the deposit of collections and Purchase Amounts required to be remitted by the Servicer for or with respect to each Collection Period net of distributions to be made to the Servicer (including any Servicer's Yield and the Servicing Fee to the extent of amounts available for the payment thereof) with respect to such Collection Period; provided, that if the Servicer is required to remit collections daily, deposits of such amounts may only be made net of the Servicer's Yield and may not be made net of the Servicing Fee. See "Description of the Transfer and Servicing Agreements--Net Deposits" in the Prospectus. The Servicer, however, will account to the Indenture Trustee, the Owner Trustee, the Noteholders and the Certificateholders as if the Servicing Fees were distributed individually.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

SALE AND TRANSFER OF RECEIVABLES

    The transfer of ownership of the Receivables from CFSC to the Seller and from the Seller to the Trust, and the granting of the security interest in the Receivables by the Trust to the Indenture Trustee, will in each case be perfected by the Custodian, on behalf of the applicable assignee, taking possession of the Installment Sales Contracts and any related Dealer Agreements pursuant to the Custodial Agreement. The Custodian will maintain possession of the Receivables Files in a space leased by the Custodian proximate to the principal executive office of the Seller. CFSC will indicate on its computer records that the Receivables have been sold to the Seller and by the Seller to the Trust. Each Receivables File will contain the single original related Installment Sales Contract (as represented by CFSC in the Purchase Agreement). UCC financing statements will not be filed to perfect these transfers of ownership or such grant of a security interest in the Receivables, and CFSC will not stamp the physical Receivables Files or the Installment Sales Contracts. See "Risk Factors--PERFECTION OF INTERESTS IN RECEIVABLES AND IN FINANCED EQUIPMENT" herein and in the Prospectus. Although steps will be taken to ensure that the Seller (an affiliate of CFSC) does not obtain possession or control of the Installment Sales Contracts, should a court find that the Seller did have possession or control of such Installment Sales Contracts, the interests of the Trust and the Indenture Trustee in the Receivables would in all likelihood be unperfected.

DEALER RECOURSE RECEIVABLES

    The terms of a limited number of Receivables provide that CFSC has recourse to the related Dealer for all or a portion of the losses CFSC may incur. However, in the event of a Dealer's bankruptcy, a bankruptcy trustee, a creditor or the Dealer as debtor in possession might attempt to characterize recourse sales of Receivables to CFSC as loans to the Dealer from CFSC secured by the Receivables; such an attempt, if successful, could result in payment delays or losses on the affected Receivables. This right of recourse has been assigned to the Seller, the Trust and the Indenture Trustee.

    Under certain circumstances CFSC may acquire Receivables from Dealers at prices in excess of their stated principal balances ("OVER-RATE RECEIVABLES"). This premium represents the present value of a portion of the interest due under the related Installment Sales Contract. Upon prepayment in full of an Over-Rate Receivable, the principal balance due from the Obligor on any such Receivable will be less than such Receivable's Principal Balance, which is CFSC's, the Seller's and the Trust's investment in such Receivable. Each related Dealer Agreement provides that the related Dealer shall pay to CFSC the amount of such shortfall upon such a prepayment. Pursuant to the Purchase Agreement, CFSC will assign to the Seller its right to such payment from the Dealer, and pursuant to the Sale and Servicing Agreement the Seller will assign such right to the Trust. Pursuant to the Indenture, the Trust will grant a security interest in such right to the Indenture Trustee. Were each such Over-Rate Receivable to prepay in full, the Seller believes that the aggregate amount of such shortfall would not have a material adverse effect on Securityholders given the amount on deposit in the Reserve Account.

CROSS-COLLATERALIZATION

    Because CFSC on occasion cross-collateralizes its installment sales contracts (whether at origination or pursuant to an adjustment to such installment sales contract) with a particular Obligor with other equipment of such Obligor financed by CFSC, it is possible that (i) an item of Financed Equipment may secure more than one contract with such Obligor, and each of those contracts may not be included in the Trust as a Receivable and (ii) a Receivable may be secured by a first priority lien on the related Financed Equipment and a lien on financed equipment unencumbered or related to contracts with such Obligor not included in the Trust. In any event, the aggregate principal amount of CFSC's cross-collateralized installment sales contracts with respect to any one Obligor, whether or not all are included in the Trust as Receivables, will not, at the time of origination of any such cross-collateralized contracts, exceed the aggregate current appraised value of all the financed equipment serving as security for such contracts, and the Trust will either have a first priority lien in the related Financed Equipment or CFSC may be required to repurchase the related Receivable under certain circumstances. See "Description of Transfer and Servicing Agreements-- Sale and Assignment of the Receivables" in the Prospectus.

    Pursuant to the Purchase Agreement, CFSC, as holder of a junior lien on an item of Financed Equipment, will agree not to exercise its right to foreclose upon such junior lien until (i) the related Receivable has been paid in full or
(ii) the related first priority lien on the Financed Equipment has been foreclosed upon or released. Therefore, there is no risk to the Trust that CFSC, as junior lienholder, would foreclose upon Financed Equipment, possibly resulting in a substitution of the related Obligor.

    The Trust shall have the right to foreclose upon all liens, junior or otherwise, that it holds with respect to any Receivable, whether on the related Financed Equipment or on equipment the first priority lien on which has not been assigned to the Trust. If the Trust forecloses on a junior lien on any equipment in which it does not have a first priority lien, such foreclosure would be subject to the senior liens not held by the Trust. In addition, any junior liens held by the Trust may be eliminated should any more senior liens not held by the Trust foreclose upon the related equipment.

    CFSC does not maintain statistical data with respect to the portion of each retail installment sales contract secured by related Financed Equipment and the portion of such contract secured by the cross-collateralized liens. However, because the existence of such cross-collateralized liens will not place the Trust in a different credit position than that of CFSC should CFSC retain the Receivables, and in light of CFSC's credit loss experience with respect to the U.S. ISC Portfolio, the Seller believes that such statistical data with respect to the cross-collateralization of the Receivables is not material to investors in the Securities.

                                LEGAL INVESTMENT

    The Class A-1 Notes will be eligible securities for purchase by money market funds under paragraph (a)(9) of Rule 2a-7 under the Investment Company Act of 1940, as amended.

                              ERISA CONSIDERATIONS

    The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose certain requirements on employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and/or Section 4975 of the Code (collectively, "PLANS"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of assets that are treated as "plan assets" of any Plan for purposes of applying Title I of ERISA and Section 4975 of the Code ("PLAN ASSETS"). ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Generally, any person who has discretionary authority or control respecting the management or disposition of Plan Assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary with respect to such Plan Assets.

    Subject to the considerations described below, the Notes are eligible for purchase with Plan Assets of any Plan.

    ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan Assets and persons ("PARTIES IN INTEREST" under ERISA and "DISQUALIFIED PERSONS" under the Code) who have certain specified relationships to a Plan or its Plan Assets, unless a statutory or administrative exemption is available. Parties in Interest or Disqualified Persons that participate in a prohibited transaction may be subject to a penalty imposed under ERISA and/or an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

    Any fiduciary or other Plan investor considering whether to purchase the Notes with Plan Assets of any Plan should determine whether such purchase is consistent with its fiduciary duties and whether such purchase would constitute or result in a non-exempt prohibited transaction under ERISA and/or Section 4975 of the Code because any of the Seller, the Servicer, the Indenture Trustee, the Owner Trustee, any

Certificateholder or any other parties may be deemed to be benefiting from the issuance of the Notes and are Parties in Interest or Disqualified Persons with respect to the investing Plan. In particular, the Notes may not be purchased with Plan Assets of any Plan if any of the Seller, the Servicer, the Indenture Trustee, the Owner Trustee, any Certificateholder or any of their respective affiliates (a) has investment or administrative discretion with respect to the Plan Assets used to effect such purchase; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan Assets, for a fee and pursuant to an agreement or understanding that such advice (1) will serve as a primary basis for investment decisions with respect to such Plan Assets, and (2) will be based on the particular investment needs of such Plan; or (c) is an employer maintaining or contributing to such Plan. Each purchaser of the Notes will be deemed to have represented and warranted that its purchase of the Notes or any interest therein does not violate the foregoing limitations.

    Any such fiduciary or other Plan investor should also consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such investment and the availability of any prohibited transaction exemption, E.G., U.S. Department of Labor (the "DOL") Prohibited Transaction Exemptions 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Investment Managers), 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts), 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts) and 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers). A purchaser of the Notes should be aware, however, that even if the conditions specified in one or more of the above exemptions are met, the scope of the relief provided by the exemption might not cover all acts which might be construed as prohibited transactions. In addition, investors other than Plan investors should be aware that a prohibited transaction could be deemed to occur if any holder of the Certificates or any of its respective affiliates is or becomes a Party in Interest or a Disqualified Person with respect to any Plan that purchases and holds the Notes without being covered by one or more of the above exemptions.

    In addition, under Section 2510.3-101 of the regulations of the DOL (the "PLAN ASSET REGULATION"), the purchase with Plan Assets of equity interests in the Trust could, in certain circumstances, cause the Receivables and other assets of the Trust to be deemed Plan Assets of the investing Plan which, in turn, would subject the Trust and its assets to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and
Section 4975 of the Code. Nevertheless, because the Notes (a) should be treated as indebtedness under local law and debt, rather than equity, for tax purposes (see "Certain Federal Income Tax Considerations--Tax Consequences to Holders of the Notes--TREATMENT OF THE NOTES AS INDEBTEDNESS" in the Prospectus), and (b) should not be deemed to have any "substantial equity features," purchases of the Notes with Plan Assets should not be treated as equity investments and, therefore, the Receivables and other assets included as assets of the Trust should not be deemed to be Plan Assets of the investing Plans. Those conclusions are based, in part, upon the traditional debt features of the Notes, including the reasonable expectation of purchasers of Notes that the Notes (which are highly rated by the Rating Agencies) will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. Before purchasing the Notes, a fiduciary or other Plan investor should itself confirm that the Notes constitute indebtedness, and have no substantial equity features, for purposes of the Plan Asset Regulation.

    For further information see "ERISA Considerations" in the Prospectus.

                                  UNDERWRITING

    Subject to the terms and conditions set forth in an underwriting agreement (the "CLASS A NOTE UNDERWRITING AGREEMENT"), the Seller has agreed to cause the Trust to sell to the underwriters named below (the "CLASS A NOTE UNDERWRITERS"), and each of the Class A Note Underwriters has severally agreed to purchase, the principal amount of Notes set forth opposite its name below:

                                                           PRINCIPAL      PRINCIPAL       PRINCIPAL
                                                           AMOUNT OF      AMOUNT OF       AMOUNT OF
                                                           CLASS A-1      CLASS A-2       CLASS A-3
UNDERWRITERS                                                 NOTES          NOTES           NOTES
                                                         -------------  --------------  --------------
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated.................................
Credit Suisse First Boston Corporation.................
UBS Securities LLC.....................................
                                                         -------------  --------------  --------------
          Total........................................  $              $               $
                                                         -------------  --------------  --------------
                                                         -------------  --------------  --------------

    In the Class A Note Underwriting Agreement, the several Underwriters have agreed, subject to the terms and conditions therein, to purchase all the Class A Notes offered hereby if any of such Notes are purchased. The Seller has been advised by the Class A Note Underwriters that they propose initially to offer the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes to the public at the prices set forth herein, and to certain dealers at such prices less a
concession not in excess of   % per Class A-1 Note,   % per Class A-2 Note and
  % per Class A-3 Note. The Underwriters may allow and such dealers may reallow
a concession not in excess of   % per Class A-1 Note,   % per Class A-2 Note and
   % per Class A-3 Note to certain other dealers. After the initial public offering, such prices and such concessions may be changed.

    Subject to the terms and conditions set forth in an underwriting agreement (the "CLASS B NOTE UNDERWRITING AGREEMENT" and, together with the Class A Note Underwriting Agreement, the "UNDERWRITING AGREEMENTS"), the Seller has agreed to cause the Trust to sell to Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "CLASS B NOTE UNDERWRITER" and, together with the Class A Note Underwriters, the "UNDERWRITERS"), and the Class B Note Underwriter has agreed to purchase, the entire principal amount of the Class B Notes.

    In the Class B Note Underwriting Agreement, the Class B Note Underwriter has agreed, subject to the terms and conditions therein, to purchase all of the Class B Notes offered hereby if any of such Class B Notes are purchased. The Seller has been advised by the Class B Note Underwriter that it proposes to initially offer the Class B Notes to the public at the price set forth herein,
and to certain dealers at such price less a concession not in excess of     %
per Class B Note. The Class B Note Underwriter may allow and such dealers may
reallow a concession not in excess of     % per Class B Note to certain other
dealers. After the initial public offering, such prices and such concessions may be changed.

    Until the distribution of the Securities is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Securities. As an exception to these rules, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MERRILL LYNCH"), on behalf of the Underwriters, is permitted to engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Notes in accordance with Regulation M under the Exchange Act.

    Over-allotment transactions involve syndicate sales in excess of the offering size, which create syndicate short positions. Stabilizing transactions permit bids to purchase the Notes so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit Merrill Lynch to reclaim a selling concession from a syndicate member when the Notes originally sold by such syndicate member are purchased in a syndicate covering transaction.

    Such over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the Notes to be higher than they would otherwise be in the absence of such transactions. Neither the Issuer, the Seller, CFSC, nor any of the Underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither the Issuer, the Seller, CFSC nor any of the Underwriters represent that the Underwriters will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice.

    The Underwriting Agreements provide that the Seller and CFSC will indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several Underwriters may be required to make in respect thereof. The Underwriters have agreed to reimburse the Seller for certain expenses of the issuance and distribution of the Notes.

    The Indenture Trustee and the Owner Trustee (on behalf of the Trust) may, from time to time, invest the funds in the Trust Accounts in Eligible Investments acquired from the Underwriters.

    The closings of the sale of the Notes and Certificates are conditioned on the closing of the sale of each other.

                                 LEGAL OPINIONS

    Certain legal matters relating to the Notes and the Certificates will be passed upon for the Trust, the Seller and the Servicer by Orrick, Herrington & Sutcliffe LLP, San Francisco, California, and by Richards Layton & Finger, Wilmington, Delaware, and for the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain federal income tax and other matters will be passed upon for the Trust and the Seller by Orrick, Herrington & Sutcliffe LLP. Certain Tennessee state tax matters will be passed upon for the Trust and the Seller by Tuke Yopp & Sweeney, Nashville, Tennessee.

ANNEX I

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

    Except in certain limited circumstances, the globally offered Caterpillar
Financial Asset Trust 1997-A Class A-1    % Asset Backed Notes, Class A-2    %
Asset Backed Notes, Class A-3    % Asset Backed Notes and the Class B Notes
(collectively, the "GLOBAL SECURITIES") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Cedel Bank, societe anonyme ("CEDEL") or the Euroclear System ("EUROCLEAR"). The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

    Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (I.E., seven calendar day settlement).

    Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

    Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Notes will be effected on a delivery against payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

    Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

    All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

    Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

    Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

    Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

    TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

    TRADING BETWEEN CEDEL AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

    TRADING BETWEEN DTC SELLER AND CEDEL OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or

Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, calculated on the basis of a year of 360 days, in each case for the actual number of days occurring in the period for which such interest is payable. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (I.E., the trade fails), the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.

    Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

    As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

    Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

    TRADING BETWEEN CEDEL OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, calculated on the basis of a year of 360 days, in each case for the actual number of days occurring in the period for which such interest is payable. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date (I.E., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

    Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action was taken. At least three techniques should be readily available to eliminate this potential problem:

       (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

       (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global
    Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

       (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

    A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

    EXEMPTION FOR NON-U.S. PERSONS (FORM W-8). Beneficial owners of Notes that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

    EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

    EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. Persons that are Noteholders residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Noteholder or his agent.

    EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

    U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The holder of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

    The term "U.S. PERSON" means (i) a citizen or resident of the United States,
(ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate, the income of which is includible in gross income for United States tax purposes, regardless of its source, or any trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                 INDEX OF TERMS

    Set forth below is a list of the defined terms used in this Prospectus Supplement and defined herein and the pages on which the definitions of such terms may be found herein. Certain defined terms used in this Prospectus Supplement are defined in the Prospectus. See "Index of Terms" in the Prospectus.

Administration Agreement.......................................................           S-18
Administration Fee.............................................................           S-18
Administrator..................................................................           S-18
                                                                                    S-4, S-22,
APR............................................................................           S-38
Caterpillar....................................................................           S-31
Cede...........................................................................            S-2
Cedel..........................................................................            A-1
Certificate Balance............................................................      S-9, S-38
Certificate Rate...............................................................      S-7, S-35
Certificateholders' Distributable Amount.......................................      S-9, S-38
Certificateholders' Interest Carryover Shortfall...............................      S-9, S-38
Certificateholders' Interest Distributable Amount..............................      S-9, S-38
Certificateholders' Monthly Interest Distributable Amount......................      S-9, S-38
Certificateholders' Monthly Principal Distributable Amount.....................     S-10, S-38
Certificateholders' Principal Carryover Shortfall..............................     S-10, S-38
Certificateholders' Principal Distributable Amount.............................     S-10, S-38
Certificates...................................................................       S-1, S-4
CFSC...........................................................................            S-3
Class A Note Distribution Account..............................................     S-10, S-39
Class A Note Underwriters......................................................           S-47
Class A Note Underwriting Agreement............................................           S-47
Class A Noteholders............................................................            S-5
Class A Noteholders' Distributable Amount......................................     S-10, S-39
Class A Noteholders' Interest Carryover Shortfall..............................     S-10, S-39
Class A Noteholders' Interest Distributable Amount.............................     S-11, S-39
Class A Noteholders' Monthly Interest Distributable Amount.....................     S-11, S-39
Class A Notes..................................................................       S-1, S-3
Class A-1 Note Final Scheduled Distribution Date...............................      S-7, S-39
Class A-1 Note Pool Factor.....................................................           S-30
Class A-1 Note Rate............................................................      S-5, S-32
Class A-1 Noteholders..........................................................            S-5
Class A-1 Noteholders' Monthly Principal Distributable Amount..................     S-11, S-39
Class A-1 Noteholders' Principal Carryover Shortfall...........................     S-11, S-39
Class A-1 Noteholders' Principal Distributable Amount..........................     S-11, S-39
Class A-1 Notes................................................................       S-1, S-3
Class A-2 Note Final Scheduled Distribution Date...............................      S-7, S-40
Class A-2 Note Pool Factor.....................................................           S-30
Class A-2 Note Rate............................................................      S-5, S-33
Class A-2 Noteholders..........................................................            S-5
Class A-2 Noteholders' Monthly Principal Distributable Amount..................     S-11, S-40
Class A-2 Noteholders' Principal Carryover Shortfall...........................     S-12, S-40
Class A-2 Noteholders' Principal Distributable Amount..........................     S-12, S-40
Class A-2 Notes................................................................       S-1, S-3
Class A-3 Note Final Scheduled Distribution Date...............................      S-7, S-40
Class A-3 Note Pool Factor.....................................................           S-30
Class A-3 Note Prepayment Price................................................      S-7, S-34
Class A-3 Note Rate............................................................      S-5, S-33
Class A-3 Noteholders..........................................................            S-5

Class A-3 Noteholders' Monthly Principal Distributable Amount..................     S-12, S-40
Class A-3 Noteholders' Principal Carryover Shortfall...........................     S-12, S-40
Class A-3 Noteholders' Principal Distributable Amount..........................     S-13, S-40
Class A-3 Notes................................................................       S-1, S-3
Class B Note Distribution Account..............................................     S-13, S-41
Class B Note Final Scheduled Distribution Date.................................      S-7, S-41
Class B Note Pool Factor.......................................................           S-30
Class B Note Prepayment Price..................................................      S-7, S-34
Class B Note Rate..............................................................      S-5, S-33
Class B Note Underwriter.......................................................           S-47
Class B Note Underwriting Agreement............................................           S-47
Class B Noteholders............................................................            S-5
Class B Noteholders' Distributable Amount......................................     S-13, S-41
Class B Noteholders' Interest Carryover Shortfall..............................     S-13, S-41
Class B Noteholders' Interest Distributable Amount.............................     S-13, S-41
Class B Noteholders' Monthly Interest Distributable Amount.....................     S-13, S-41
Class B Noteholders' Monthly Principal Distributable Amount....................     S-13, S-41
Class B Noteholders' Principal Carryover Shortfall.............................     S-14, S-41
Class B Noteholders' Principal Distributable Amount............................     S-14, S-41
Class B Notes..................................................................       S-1, S-3
Closing Date...................................................................            S-1
Code...........................................................................           S-19
Collection Account.............................................................           S-16
Collection Period..............................................................     S-14, S-42
Commission.....................................................................            S-2
Custodial Agreement............................................................           S-18
Custodian......................................................................           S-18
Cut-off Date...................................................................      S-4, S-22
Cut-off Date APR...............................................................      S-4, S-42
Dealers........................................................................            S-4
Determination Date.............................................................           S-36
Disqualified Persons...........................................................           S-45
                                                                                     S-1, S-5,
Distribution Date..............................................................           S-32
DOL............................................................................           S-46
DTC............................................................................       S-2, A-1
ERISA..........................................................................     S-19, S-45
Euroclear......................................................................            A-1
Exchange Act...................................................................            S-2
Final Maturity Date............................................................           S-17
Financed Equipment.............................................................            S-4
Global Securities..............................................................            A-1
Indenture......................................................................            S-3
Indenture Trustee..............................................................            S-3
Initial Pool Balance...........................................................      S-4, S-42
Installment Sales Contracts....................................................            S-4
Issuer.........................................................................       S-1, S-3
Liquidated Receivables.........................................................           S-36
Liquidation Proceeds...........................................................           S-36
Merrill Lynch..................................................................           S-47
Moody's........................................................................           S-19
Noteholders....................................................................            S-5
Noteholders' Interest Distributable Amount.....................................           S-42
Notes..........................................................................       S-1, S-3

Obligors.......................................................................            S-4
Over-Rate Receivables..........................................................           S-44
Owner Trustee..................................................................            S-3
Parties in Interest............................................................           S-45
Plan Asset Regulation..........................................................           S-46
Plan Assets....................................................................     S-19, S-45
Plans..........................................................................     S-19, S-45
Pool Balance...................................................................      S-5, S-42
Principal Balance..............................................................      S-5, S-22
Principal Distribution Amount..................................................     S-14, S-36
Purchase Agreement.............................................................            S-4
Rating Agency..................................................................           S-19
Realized Losses................................................................     S-14, S-42
Receivables....................................................................       S-2, S-4
Receivables Files..............................................................     S-18, S-20
Receivables Pool...............................................................           S-22
Record Date....................................................................            S-6
Reserve Account................................................................           S-15
Reserve Account Initial Deposit................................................     S-15, S-42
S&P............................................................................           S-19
Sale and Servicing Agreement...................................................            S-4
Seller.........................................................................            S-3
Servicer.......................................................................            S-3
Servicing Fee..................................................................           S-17
Servicing Fee Rate.............................................................           S-17
Special Tax Counsel............................................................           S-19
Specified Reserve Account Balance..............................................     S-15, S-42
Tennessee Tax Counsel..........................................................           S-19
Total Distribution Amount......................................................     S-15, S-36
Transfer and Servicing Agreements..............................................           S-35
Trust..........................................................................       S-1, S-3
Trust Agreement................................................................            S-3
U.S. ISC Portfolio.............................................................           S-27
U.S. Person....................................................................            A-3
Underwriters...................................................................           S-47
Underwriting Agreements........................................................           S-47
Variable Frequency Receivables.................................................           S-24

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    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR IN THE ACCOMPANYING PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLER, THE SERVICER OR THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS, NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE SELLER OR THE RECEIVABLES SINCE THE DATE HEREOF OR THEREOF OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.
                            ------------------------

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

Reports to Noteholders................................         S-2
Summary of Terms......................................         S-3
Risk Factors..........................................        S-20
Formation of the Trust................................        S-21
The Receivables Pool..................................        S-22
Weighted Average Life of the Notes....................        S-29
Pool Factors and Trading Information..................        S-30
Management's Discussion and Analysis of Financial
 Condition and Results of Operations..................        S-31
Use of Proceeds.......................................        S-31
The Seller, Caterpillar and the Servicer..............        S-31
Description of the Notes..............................        S-32
Description of the Certificates.......................        S-35
Description of the Transfer and Servicing
 Agreements...........................................        S-35
Certain Legal Aspects of the Receivables..............        S-44
Legal Investment......................................        S-45
ERISA Considerations..................................        S-45
Underwriting..........................................        S-47
Legal Opinions........................................        S-48
Annex I -- Global Clearance, Settlement and Tax
 Documentation Procedures.............................         A-1
Index of Terms........................................         A-4

                            PROSPECTUS

Reports to Noteholders and Certificateholders.........           3
Available Information.................................           3
Incorporation of Certain Documents by Reference.......           3
Summary of Terms......................................           4
Risk Factors..........................................          13
The Trusts............................................          18
The Trust Property....................................          19
The Receivables Pools.................................          20
Weighted Average Life of the Securities...............          25
Pool Factors and Trading Information..................          26
Use of Proceeds.......................................          26
The Seller, Caterpillar and the Servicer..............          26
Description of the Notes..............................          28
Description of the Certificates.......................          33
Certain Information Regarding the Securities..........          35
Issuance of the Securities............................          36
Description of the Transfer and Servicing
 Agreements...........................................          39
Certain Legal Aspects of the Receivables..............          49
Certain Federal Income Tax Considerations.............          53
Certain State Tax Considerations......................          61
ERISA Considerations..................................          62
Plan of Distribution..................................          63
Ratings...............................................          63
Legal Opinions........................................          63
Index of Terms........................................          64

    UNTIL AUGUST   , 1997 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS
SUPPLEMENT), ALL DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                  CATERPILLAR
                                FINANCIAL ASSET
                                  TRUST 1997-A

                                  $88,000,000
                                CLASS A-1     %
                               ASSET BACKED NOTES
                                  $128,000,000
                                 CLASS A-2    %
                               ASSET BACKED NOTES

                                  $108,100,000
                                 CLASS A-3    %
                               ASSET BACKED NOTES

                                  $13,870,000
                                  CLASS B    %
                               ASSET BACKED NOTES

                             CATERPILLAR FINANCIAL
                              FUNDING CORPORATION
                                     SELLER
                             CATERPILLAR FINANCIAL
                              SERVICES CORPORATION
                                    SERVICER

                               -----------------

                             PROSPECTUS SUPPLEMENT

                               -----------------

                              MERRILL LYNCH & CO.
                           CREDIT SUISSE FIRST BOSTON
                                 UBS SECURITIES

                                  MAY   , 1997

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